FINANCING AGREEMENT

                          Dated as of October 30, 1998

                                  by and among

                              CHIC BY H.I.S., INC.,

                                       and

                         HENRY I. SIEGEL COMPANY, INC.,

                                  as Borrowers,

               THE DOMESTIC SUBSIDIARIES OF CHIC BY H.I.S., INC.,

                                 as Guarantors,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

                                   as Lenders,

                                       and

                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,

                                    as Agent

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS; CERTAIN TERMS......................................1

               SECTION 1.01.  Definitions......................................1
               SECTION 2.02.  Accounting and Other Terms..................... 18
               SECTION 2.03.  Time References ............................... 19

ARTICLE II     THE LOANS......................................................19

               SECTION 2.01.  Commitments.....................................19
               SECTION 2.02.  Loans...........................................19
               SECTION 2.03.  Making the Loans................................20
               SECTION 2.04.  Notes; Repayment of Loans.......................20
               SECTION 2.05.  Funding and Settlement Procedures...............21
               SECTION 2.06.  Interest........................................23

                              (a)  Revolving Credit Loans.....................23
                              (b)  Term Loan..................................23
                              (c)  Default Interest...........................23
                              (d)  Interest Payment...........................23
                              (e)  General....................................24

               SECTION 2.07.  Reduction of Commitment; Prepayment of Loans....24

                              (a)  Early Termination Fees.....................26
                              (b)  Unused Line Fee............................26
                              (c)  Other Fees.................................26

               SECTION 2.08.  Fees ...........................................26

               SECTION 2.09.  Eurodollar Rate Not Determinable; Illegality
                              or Impropriety..................................26
               SECTION 2.10.  Indemnity.......................................27
               SECTION 2.11.  Continuation and Conversion of Loans............28
               SECTION 2.12.  Taxes...........................................29

ARTICLE III    LIABILITY OF BORROWERS........................................ 31

               SECTION 3.01   Joint and Several Liability of the Borrowers... 31


                                      (ii)

ARTICLE IV     FEES, PAYMENTS AND OTHER COMPENSATION..........................32

               SECTION 4.01.  Audit Fees......................................32
               SECTION 4.02.  Payments; Computations and Statements...........32
               SECTION 4.03.  Sharing of Payments, Etc........................33
               SECTION 4.04.  Apportionment of Payments.......................34
               SECTION 4.05.  Increased Costs and Reduced Return..............34

ARTICLE V      CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
               ISSUANCE AND LENDING...........................................36

               SECTION 5.01.  Conditions Precedent to Effectiveness...........36

                              (a)  Payment of Fees, Etc.......................36
                              (b)  Representations and Warranties; No Event
                                   of Default.................................36
                              (c)  Legality...................................36
                              (d)  Delivery of Documents......................36
                              (e)  Proceedings; Receipt of Documents..........39
                              (f)  Material Adverse Effect....................39
                              (g)  Corporate and Legal Structure..............39
                              (h)  Availability...............................39

               SECTION 5.02.  Conditions Precedent to Loans...................40

                              (a)  Payment of Fees, Etc.......................40
                              (b)  Representations and Warranties; No Event
                                   of Default.................................40
                              (c)  Legality...................................40
                              (d)  Notices....................................40
                              (e)  Delivery of Documents......................40
                              (f)  Proceedings; Receipt of Documents..........40

ARTICLE VI     REPRESENTATIONS AND WARRANTIES.................................41

               SECTION 6.01.  Representations and Warranties..................41

                              (a)  Organization, Good Standing, Etc...........41
                              (b)  Authorization, Etc.........................41
                              (c)  Governmental Approvals.....................41



                                      (iii)

                              (d)  Enforceability of Loan Documents...........41
                              (e)  Inventory Locations; Places of
                                   Business; Chief Executive Office...........41
                              (f)  Subsidiaries...............................42
                              (g)  Litigation.................................42
                              (h)  Financial Condition........................42
                              (i)  Compliance with Law, Etc...................42
                              (j)  ERISA......................................43
                              (k)  Taxes, Etc.................................43
                              (l)  Regulation U...............................43
                              (m)  Nature of Business.........................44
                              (n)  Adverse Agreements, Etc....................44
                              (o)  Holding Company and Investment
                                   Company Acts...............................44
                              (p)  Permits, Etc...............................44
                              (q)  Title to Properties........................44
                              (r)  Full Disclosure............................44
                              (s)  Operating Lease Obligations................45
                              (t)  Environmental Matters......................45
                              (u)  Schedules..................................45
                              (v)  Insurance..................................45
                              (w)  Use of Proceeds............................45
                              (x)  Security Interests.........................45
                              (y)  Trade Names................................45
                              (z)  Solvency...................................46
                              (aa) Material Contracts.........................46
                              (bb) Year 2000 Compliance.......................46

ARTICLE VII    COVENANTS OF THE BORROWERS.....................................46

               SECTION 7.01.  Affirmative Covenants...........................46

                              (a)  Reporting Requirements.....................46
                              (b)  Guaranties, Etc............................50
                              (c)  Compliance with Laws, Etc..................50
                              (d)  Preservation of Existence, Etc.............51
                              (e)  Keeping of Records and Books of Account....51
                              (f)  Inspection Rights..........................51
                              (g)  Maintenance of Properties, Etc.............51
                              (h)  Maintenance of Insurance...................51
                              (i)  Environmental..............................52
                              (j)  Further Assurances.........................52
                              (k)  Real Estate................................52

                                      (iv)

                              (l)  Change in Collateral; Collateral Records...53
                              (m)  Borrowing Base.............................53
                              (n)  Appraisals.................................53

               SECTION 7.02.  Negative Covenants..............................53

                              (a)  Liens, Etc.................................53
                              (b)  Indebtedness...............................55
                              (c)  Guaranties, Etc............................56
                              (d)  Merger, Consolidation, Sale of
                                   Assets, Etc................ ...............56
                              (e)  Change in Nature of Business...............56
                              (f)  Investments, Etc...........................56
                              (g)  Lease Obligations..........................57
                              (h)  Capital Expenditures.......................57
                              (i)  Dividends, Prepayments, Etc................58
                              (j)  Sale of Notes, Etc.........................58
                              (k)  Compromise of Receivable...................58
                              (l)  Federal Reserve Regulations................58
                              (m)  Transactions with Affiliates...............58
                              (n)  Environmental..............................58
                              (o)  Financial Covenants........................59

                                   (i)      Tangible Net Worth................59
                                   (ii)     Leverage Ratio....................59
                                   (iii)    Fixed Charge Coverage Ratio.......60

                              (p)  Fiscal Periods.............................60
                              (q)  Year 2000 Compatibility....................60
                              (r)  Availability...............................61

ARTICLE VIII   MANAGEMENT, COLLECTION AND STATUS OF
               ACCOUNTS RECEIVABLE AND OTHER COLLATERAL.......................61

               SECTION 8.01.  Collection of Accounts Receivable;
                              Management of Collateral........................61
               SECTION 8.02.  Accounts Receivable Documentation...............63
               SECTION 8.03.  Status of Accounts Receivable and Other
                              Collateral......................................64
               SECTION 8.04.  Collateral Custodian............................65



                                       (v)

ARTICLE IX     THE AGENT......................................................65

               SECTION 9.01.  Authorization and Action........................65
               SECTION 9.02.  Borrower's Default..............................65
               SECTION 9.03.  Agent's Reliance, Etc...........................66
               SECTION 9.04.  CIT.............................................66
               SECTION 9.05.  Lender Credit Decision..........................67
               SECTION 9.06.  Indemnification.................................67
               SECTION 9.07.  Successor Agents................................67
               SECTION 9.08.  Collateral Matters..............................68

ARTICLE X      EVENTS OF DEFAULT..............................................69

               SECTION 10.01. Events of Default...............................69

ARTICLE XI     GUARANTY.......................................................72

               SECTION 11.01. Guaranty........................................72
               SECTION 11.02. Obligations Unconditional.......................72
               SECTION 11.03. Waivers.........................................73
               SECTION 11.04. Subrogation.....................................73
               SECTION 11.05. No Waiver; Remedies.............................73
               SECTION 11.06. Stay of Acceleration............................74

ARTICLE XII    MISCELLANEOUS..................................................74

               SECTION 12.01. Termination.....................................74
               SECTION 12.02. Notices, Etc....................................75
               SECTION 12.03. Amendments, Etc.................................76
               SECTION 12.04. No Waiver; Remedies, Etc........................76
               SECTION 12.05. Expenses; Taxes; Attorneys' Fees................77
               SECTION 12.06. Right of Setoff.................................78
               SECTION 12.07. Severability....................................78
               SECTION 12.08. Assignments and Participations..................78
               SECTION 12.09. Counterparts....................................80
               SECTION 12.10  Headings........................................80
               SECTION 12.11. Governing Law...................................80
               SECTION 12.12. WAIVER OF JURY TRIAL, ETC.......................81
               SECTION 12.13. Consent by the Agent, Lenders...................81
               SECTION 12.14. No Party Deemed Drafter.........................81
               SECTION 12.15. Reinstatement; Certain Payments.................82
               SECTION 12.16. Indemnification.................................82
               SECTION 12.17. Binding Effect..................................83

                                      (vi)

Schedule 1.01A

          Lenders and Lenders' Commitments...................................(i)

SCHEDULE A               Guarantors
SCHEDULE 1.01A           Lenders and Lenders' Commitments
SCHEDULE 1.01B           Existing Control Group
SCHEDULE 1.01C           Bond Indebtedness
SCHEDULE 1.01D           Fiscal Months and Fiscal Quarters
SCHEDULE 6.01(e)         Inventory Locations
SCHEDULE 6.01(f)         Subsidiaries
SCHEDULE 6.01(g)         Litigation
SCHEDULE 6.01(j)         ERISA
SCHEDULE 6.01(s)         Operating Lease Obligations
SCHEDULE 6.01(y)         Tradenames
SCHEDULE 6.01(aa)        Material Contracts
SCHEDULE 7.02(a)(ii)     Liens
SCHEDULE 7.02(b)(ii)     Indebtedness
SCHEDULE 7.02(c)(iii)    Guaranties
SCHEDULE 7.02(f)(ii)     Investments
SCHEDULE 7.02(g)         Capitalized Lease Obligations
SCHEDULE 8.01            Lockboxes and Lockbox Banks

EXHIBIT A      Form of Revolving Credit Note
EXHIBIT B      Form of Term Note
EXHIBIT C      Form of Borrower Guaranty
EXHIBIT D-1    Form of Borrower Security Agreement
EXHIBIT D-2    Form of Guarantor Security Agreement
EXHIBIT E-1    Form of Parent Pledge Agreement
EXHIBIT E-2    Form of HIS Pledge Agreement
EXHIBIT E-3    Form of H.I.S. Limited Pledge Agreement
EXHIBIT E-4    Form of German Pledge Agreement
EXHIBIT F      Form of Contribution Agreement
EXHIBIT G      Form of New York Counsel Opinion



                                      (vii)

EXHIBIT H      Form of German Counsel Opinion
EXHIBIT I      Form of Tennessee Counsel Opinion
EXHIBIT J      Form of Assignment and Acceptance
EXHIBIT K      Form of Notice of Borrowing
EXHIBIT L      Form of Borrowing Base Certificate





                                     (viii)

                              FINANCING AGREEMENT

          FINANCING AGREEMENT, dated as of October 30, 1998, by and among Chic by H.I.S., Inc., a Delaware corporation (the "Parent"), Henry I. Siegel Company, Inc., a Delaware corporation ("HIS", and together with the Parent, each a "Borrower" and collectively the "Borrowers"), the domestic Subsidiaries of the Parent listed on Schedule A hereto (each a "Guarantor" and collectively the "Guarantors"), the financial institutions from time to time party hereto (each a "Lender" and collectively the "Lenders"), and The CIT Group/Commercial Services, Inc., as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

          The Borrowers and the Guarantors have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan to the Parent in the principal amount of $20,000,000 and (b) a revolving credit facility to HIS in an aggregate principal amount not in excess of $40,000,000 at any time outstanding. The proceeds of the term loan and the loans under the revolving credit facility shall be used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers and for other general corporate purposes of the Borrowers. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

          "Accounts Receivable" means any and all rights of a Loan Party to payment for goods sold, including accounts, contract rights, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

          "Action" has the meaning specified therefor in Section 12.13 hereof.

          "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agent Advances" has the meaning specified therefor in Section 9.08 hereof.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee and accepted by the Agent, in accordance with Section 12.08 hereof and substantially in the form of Exhibit J hereto.

          "Availability" shall mean, the lesser of (i) the difference between
(A) the Borrowing Base and (B) the aggregate outstanding principal amount of all Revolving Credit Loans and (ii) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate outstanding principal amount of all Revolving Credit Loans.

          "Bank" means The Chase Manhattan Bank.

          "Base Rate" means, for any day, the Prime Rate for such day.

          "Base Rate Loan" means a Loan bearing interest at a rate calculated based upon the Base Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Bond Indebtedness" means the aggregate principal amount of any Indebtedness of the Parent or its Subsidiaries under the agreements listed on
Schedule 1.01C hereto.

          "Borrower" and "Borrowers" each has the meaning specified therefor in the preamble hereto.

          "Borrowing Base" means with respect to HIS as of any date, the difference between (i) the sum of (A) 90% of the Net Amount of Eligible Accounts Receivable of HIS and (B) the lesser of (x) 60% of the value, determined at the lower of cost or market value in accordance with GAAP, of the Eligible Inventory of HIS and (y) $27,000,000 and (ii) such reserves as the Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Agent, consistent with the practices customary in the commercial finance industry generally.

          "Borrowing Base Certificate" means the certification of the Borrowing Base in compliance with Section 7.01(a)(v) hereof, substantially in the form of Exhibit L hereto, setting forth the calculation of the Borrowing Base.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to close, provided, that with respect to the borrowing, payment, conversion to or continuation of, or determination of interest rate on, Eurodollar Loans, Business Day shall mean any Business Day on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Lenders or any Person controlling any Lender or the manner in which the Lenders or any Person controlling any Lender allocate capital to any of their contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

          "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

          "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

          "Capitalized Lease Obligations" means obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Change of Control" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), excluding the Existing Control Group, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the voting power of the then outstanding common stock of the Parent, (ii) during any period of 12 consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent, provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a Change of Control has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period, (iii) the Parent shall cease to directly or indirectly own and control, of record and beneficially, 100% of the then outstanding Capital

Stock of HIS and each Guarantor free and clear of all Liens, or (iv) Daniel Rubin shall cease to manage and be involved in the day-to-day operations of the Borrowers and a successor, reasonably acceptable to the Agent, is not appointed within 90 days of the cessation of such management and involvement.

          "CIT" means The CIT Group/Commercial Services, Inc., a New York corporation.

          "Collateral" means all of the property (tangible and intangible) purported to be subject to the Lien purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

          "Collection Account" has the meaning specified therefor in Section
8.01.

          "Commitment" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

          "Consolidated Domestic Subsidiary" of a Person at any time shall mean those Subsidiaries of such Person located in the United States, Canada and Mexico whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

          "Consolidated EBITDA" means for any Person and its Consolidated Domestic Subsidiaries, for any period, the net income (or net loss) of such Person and its Consolidated Domestic Subsidiaries for such period, plus (i) the sum, without duplication, of (A) gross interest expense for such period minus gross interest income for such period, (B) income tax expense, (C) depreciation expense, (D) amortization expense net of negative goodwill amortization, and (E) extraordinary or unusual non-cash losses (provided such extraordinary or unusual losses do not at any time result in a cash outlay by such Person), less (ii) extraordinary gains (other than extraordinary cash gains to the extent of extraordinary cash losses), each determined on a consolidated basis in accordance with GAAP for such Person and its Consolidated Domestic Subsidiaries.

          "Consolidated Fixed Charges" means, for any Person and its Consolidated Domestic Subsidiaries for any period, the sum of, without duplication (i) Consolidated Net Interest Expense for such period, (ii) all principal of Indebtedness for borrowed money of such Person or any of its Consolidated Domestic Subsidiaries having a scheduled due date during such period (not including mandatory prepayments pursuant to Section 2.07 hereof),
(iii) cash dividends or distributions paid by such Person or any of its Consolidated Domestic Subsidiaries (other than dividends and distributions paid any Loan Party) during such period, (iv) the total income tax liability actually payable by such Person or any of its Consolidated Domestic Subsidiaries in respect of such period, and (v) cash capital expenditures of such Person and its Consolidated Domestic Subsidiaries made during such period.

          "Consolidated Funded Debt" means, at a particular date, the sum of (i) the principal amount of all Indebtedness of the Parent and its Consolidated Domestic Subsidiaries outstanding under this Agreement, the Notes and the other Loan Documents, (ii) all Bond Indebtedness of the Parent and its Consolidated Domestic Subsidiaries, and (iii) all Capitalized Lease Obligations of the Parent and its Consolidated Domestic Subsidiaries.

          "Consolidated Net Interest Expense" means, for any Person and its Consolidated Domestic Subsidiaries for any period, gross interest expense of such Person and its Consolidated Domestic Subsidiaries for such period determined in conformity with GAAP less the following for such Person and its Consolidated Domestic Subsidiaries determined in conformity with GAAP (i) the sum of (a) interest income for such period and (b) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus the following for such Person and its Consolidated Domestic Subsidiaries determined in conformity with GAAP (ii) the sum of (a) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (b) the expending of upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense).

          "Consolidated Subsidiary" of a Person at any time shall mean those subsidiaries of such Person (including, in the case of the Parent, Sportswear AG and its subsidiaries) whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

          "Consolidated Tangible Net Worth" means, with respect to a Person and its Consolidated Subsidiaries, the excess of (i) the aggregate net book value of the assets (other than goodwill, unamortized non-compete agreements, organization costs, capitalized financing costs and other intangible assets classified as such in accordance with GAAP) of such Person and its Consolidated Subsidiaries on a consolidated basis after adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and any valuation allowance against tax assets and excluding the amount of any write-up or revaluation of any asset) over (ii) the Consolidated Total Liabilities of such Person and its Consolidated Subsidiaries on a consolidated basis, in each case computed and consolidated in accordance with GAAP.

          "Consolidated Total Liabilities" means, for a Person and its Consolidated Subsidiaries, at any date, without duplication, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person and its Consolidated Subsidiaries including, without limitation, in any event, all Indebtedness of such Person and its Consolidated Subsidiaries at such date whether or not the same would be shown.

          "Contribution Agreement" means the Contribution Agreement among each of the Guarantors in the form of Exhibit F attached hereto, as the same may be amended or otherwise modified from time to time.

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Dollar", "Dollars" and the symbol "$" means lawful money of the United States of America.

          "Early Termination Fee" means a fee equal to (i) the sum of (A) the aggregate unpaid principal amount of the Term Loans and (B) the Total Revolving Credit Commitment, in each case outstanding at the time of the termination of the Total Revolving Credit Commitment, multiplied by (ii) (A) 3%, if the Total Revolving Credit Commitment is terminated before October 29, 1999, (B) 2%, if the Total Revolving Credit Commitment is terminated after October 29, 1999 and before October 30, 2000, and (C) 1%, if the Total Revolving Credit Commitment is terminated after October 30, 2000 and before October 30, 2001.

          "Effective Date" has the meaning specified therefor in Section 5.01 hereof.

          "Eligible Accounts Receivable" means the Accounts Receivable of HIS which are and at all times continue to be, reasonably acceptable to the Agent in all respects based upon the lending practices of the Agent consistent with those criteria customary in the commercial finance industry generally. Criteria for eligibility may be established and revised from time to time solely by the Agent in the exercise of its reasonable business judgment based upon the lending practices of the Agent consistent with those criteria customary in the commercial finance industry generally. In general, Accounts Receivable of HIS shall in no event be deemed to be eligible unless: (i) delivery of the merchandise has been completed; (ii) no return, rejection or repossession has occurred; (iii) the merchandise has been accepted by the Account Debtor without dispute, setoff, defense or counterclaim; (iv) such Account Receivable is owned by HIS free and clear of any Lien (other than that of the Agent under the Loan Documents) and continues to be in full conformity with any and all representations and warranties made by HIS to the Agent and the Lenders with respect thereto in the Loan Documents; (v) such Account Receivable is unconditionally payable in Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or document; (vi) no more than 90 days have elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date; (vii) the Account Debtor with respect thereto is not an Affiliate of any Borrower or any Guarantor; (viii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority other than a post exchange or any other Governmental Authority with respect to which HIS has provided to the Agent evidence, reasonably satisfactory to the Agent, that the Account Receivable of such Governmental Authority is not subject to the Federal Assignment of Claims Act or any similar state or local assignment of claims act;
(ix) the Account Debtor (or the applicable office of the Account Debtor) with respect thereto is located in the continental United States or Canada, unless the Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Agent; (x) the Account Debtor with respect thereto is not also a supplier to or creditor of a Borrower or Guarantor, unless such supplier or creditor has executed a no-offset letter satisfactory to the Agent; (xi) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 90 days past the invoice due date or 120 days past the invoice date; (xii) the Account Debtor is not the subject of a "Bankruptcy Proceeding"; for purposes hereof an Account Debtor is subject to a "Bankruptcy Proceeding" if such Account Debtor has filed a petition for bankruptcy or any other relief under the United States Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code or any such other law, has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs; and (xiii) the Agent is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended based upon the lending practices of the Agent consistent with those criteria customary in the commercial finance industry generally.

          "Eligible Inventory" means all finished goods Inventory of HIS which is located in the continental United States and meets all of the following specifications: (i) the Inventory is owned by HIS free and clear of any existing Lien, other than that of the Agent under the Loan Documents, it is not held on consignment and may be lawfully sold and it continues to be in full conformity with any representations and warranties made in this Agreement by HIS to the Agent and the Lenders with respect thereto; (ii) HIS has the right to assignment thereof and the power to grant Liens thereon and security interests therein;
(iii) the Inventory arose or was acquired in the ordinary course of HIS's business and does not represent damaged goods; (iv) no Account Receivable or document of title has been created or issued with respect to such Inventory; (v) the Inventory is readily marketable for sale by HIS; (vi) the Inventory is (A) located in one of the locations in the United States listed on Part B of
Schedule 6.01(e) hereto which is designated with an asterisk or such other locations in the continental United States which is approved in writing by the Agent or (B) "in transit" Inventory being shipped within the United States to a location in the United States described in clause (vi)(A) above, provided, however, that the aggregate value of such "in transit" Inventory included in this clause (vi)(B) shall not at any time exceed $2,000,000; (vii) the Inventory does not represent raw materials, trim, work in process, supplies or samples;
(viii) if the Inventory is sold under a licensed trademark, the Agent shall have entered into a licensor waiver letter, in form and substance satisfactory to the Agent, with the licensor with respect to the rights of the Agent to use the trademark to sell or otherwise dispose of such Inventory; and (ix) the Inventory is and at all times shall continue to be reasonably acceptable to the Agent in all respects in the exercise of its reasonable business judgment based upon the lending practices of the Agent, consistent with the criteria customary in the commercial finance industry generally.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of a Borrower or any of their ERISA Affiliates.

          "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any predecessor in interest; or (ii) from or onto any adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251, et seq.), the Clean Air Act (42 U.S.C. ss. 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et, seq.), as such laws may be amended or supplemented from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest published in The Wall Street Journal, Eastern Edition, two Business Days prior to such Interest Period as the "London Interbank Offered Rate" applicable to one, two, three or six months, as selected by a Borrower. In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Eurodollar Base Rate shall be the rate determined by the Agent to be the rate at which deposits in Dollars are offered by the Bank to first class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the Eurodollar

Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Eurodollar Loan" means a Loan bearing interest based on the Eurodollar Rate.

          "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of 1%):

                              Eurodollar Base Rate
                              --------------------
                           1.00 - Reserve Requirements

          "Event of Default" means any of the events set forth in Section 10.01 hereof.

          "Excess Cash Flow" means, for any fiscal period of the Parent (i) net income (or net loss) of the Parent and its Consolidated Subsidiaries for such period, plus (ii) all non-cash charges of the Parent and its Consolidated Subsidiaries deducted in arriving at such net income (or net loss) for such period, less (iii) all non-cash credits of the Parent and its Consolidated Subsidiaries included in arriving at such net income (or net loss) for such period, less (iv) all scheduled and mandatory cash principal payments on the Loans and optional cash principal payments on the Loans made during such period (but, in the case of the Revolving Credit Loans only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments) during such period, less (v) the cash portion of capital expenditures made by the Parent and its Consolidated Subsidiaries during such period to the extent permitted to be made under this Agreement.

          "Existing Control Group" means the Persons identified on Schedule 1.01B hereto.

          "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of March 17, 1997, among the Parent, certain of its Subsidiaries, NationsBank, N.A., as agent, and certain lenders, as amended.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the letter agreement, dated as of the date hereof, among the Borrowers and the Agent obligating the Borrowers to jointly and severally pay certain fees to the

Agent for their account in connection with this Agreement, as such letter agreement may be modified, supplemented or amended from time to time.

          "Final Maturity Date" means the date this Agreement is terminated pursuant to Section 12.01 hereof.

          "Financial Statements" means (i) the audited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the fiscal year ended November 1, 1997 and (ii) the unaudited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the nine-month period ended August 1, 1998.

          "Fiscal Month" means each fiscal month listed on Schedule 1.01D.

          "Fiscal Quarter" means each fiscal quarter listed on Schedule 1.01D.

          "Fiscal Year" means the fiscal year of the Parent ending on the first Saturday of November of each year.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purposes of Section 7.02(o) and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranties" means (i) the guaranty made by the Guarantors contained in Article XI hereof and (ii) each guaranty, substantially in the form of Exhibit C hereto, made by the Parent and HIS in favor of the Lenders guaranteeing the Obligations, as the same may be amended, modified or supplemented from time to time.

          "Guarantors" means Chic by H.I.S. Licensing Corporation, H.I.S. Kentucky, Inc., Chic Holdings Corp., H.I.S. Limited and all Persons which hereafter guarantee, pursuant to Section 7.01(b) hereof or otherwise, all or any part of the Obligations.

          "Hazardous Materials" shall include (i) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (v) any raw materials, building components, including but not limited to asbestos-containing materials, and manufactured products containing Hazardous Materials.

          "Hedging Agreement" means any interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers, and any confirming letter executed pursuant to such agreement, all as amended or supplemented from time to time.

          "Indebtedness" means as to any Person, without duplication, (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices);
(iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under: (A) Hedging Agreements and (B) foreign currency exchange agreements, each calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice.

          "Indemnitees" has the meaning specified therefor in Section 12.16 hereof.

          "Interest Period" means the period commencing on the borrowing date or the date of any continuation or conversion into a Eurodollar Loan, as the case may be, and ending one, two, three or six months thereafter, in each case as selected by the relevant Borrower in the applicable notice given to the Agent pursuant to Sections 2.03 or 2.11 hereof; provided that (i) each Interest Period shall begin on the first Business Day of a month, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the succeeding Business Day, unless such Business Day fails in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) no Interest Period for any Eurodollar Loan shall end after the Final Maturity Date in the case of the Revolving Credit Loans or October 30, 2001 in the case of the Term Loan, and (iv) no more than three (3) Interest Periods may exist at any one time.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Inventory" means all goods and merchandise of a Loan Party including, but not limited to, all raw materials, work in process, piece goods, trim, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property the sale or other disposition of which would give rise to Accounts Receivable.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "Loan" means any Revolving Credit Loan or Term Loan made by a Lender or the Agent to a Borrower pursuant to Article II hereof.

          "Loan Account" means the Borrowers' joint account maintained at the Payment Office of the Agent in the name of the Borrowers in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers or such other accounts as the Agent shall designate from time to time.

          "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Agreements, the Pledge Agreements, the Fee Letter, the Contribution Agreement, all lockbox agreements and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

          "Loan Parties" means each of the Borrowers and the Guarantors.

          "Lockboxes" has the meaning specified therefor in Section 8.01 hereof.

          "Lockbox Bank" has the meaning specified therefor in Section 8.01 hereof.

          "Material Adverse Effect" means a material adverse effect upon (i) the business, properties, operations, or condition (financial or otherwise) of a Borrower or of the Loan Parties taken as a whole, (ii) the ability of a Borrower or of the Loan Parties taken as a whole to perform the obligations for such Person(s) hereunder or under any other Loan Document to which any such Person(s) is a party, (iii) the Lien arising under the Loan Documents on any Collateral,
(iv) the rights, powers and remedies of the Agent and the Lenders under this Agreement or any other Loan Document or the legality, validity or enforceability of this Agreement or any other Loan Document or (v) the aggregate value of the property included in the calculation of the Borrowing Base.

          "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $100,000 or more (other than purchase orders and contracts that by their terms may be terminated by any party thereto in the ordinary course of its business upon less than 60 days' notice) or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA for which a Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the six (6) years preceding the date hereof.

          "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Proceeds" means (a) with respect to the sale or other disposition of any asset by the Parent or any of its domestic Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the Parent or its domestic Subsidiaries in connection with such sale or other disposition (but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of the Parent are approved by the Agent in its sole discretion exercised reasonably), and provided that all such expenses and fees are set forth on a certificate provided to the Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter and (b) with respect to the sale or other disposition of any Capital Stock or debt security by the Parent or any of its domestic Subsidiaries, excluding any sale or disposition of Capital Stock of the Parent pursuant to employee stock option plans of the Parent, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received, in connection with such sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Parent or its domestic Subsidiaries in connection with such sale or other disposition (but only to the extent such fees, commissions and expenses, if paid to an Affiliate of the Parent are approved by the Agent in its sole discretion exercised reasonably and provided that all such fees, commissions, discounts and expenses are set forth on a certificate provided to the Agent) and (B) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

          "Notes" means the Revolving Credit Notes and the Term Notes.

          "Notice of Borrowing" has the meaning specified therefor in Section
2.03 hereof.

          "Obligations" means (i) the obligations of each Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document to which it is a party, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise, and (ii) the obligations of each Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document to which it is a party.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Other Taxes" shall have the meaning specified therefor in Section
2.12 hereof.

          "Parent" has the meaning specified therefor in the preamble hereto.

          "Payment Office" means the Agent's offices located at 1211 Avenue of the Americas, New York, NY 10036, or such other offices as the Agent may designate and, when used in connection with any payments made to the Agent, shall mean an account in the name of the Agent designated to the Borrowers and the Lenders from time to time into which the Borrowers and the Lenders shall make all payments to the Agent under this Agreement.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, (iii) overnight bank deposits, certificates of deposit and bankers' acceptances in each case maturing not more than 270 days after the date of issue, issued by any Lender or issued by commercial banking institutions and money market or demand deposit accounts maintained at any Lender or commercial banking institutions, each commercial banking institution (other than any Lender) of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (iv) overnight bank deposits and certificates of deposit in each case maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts in an aggregate amount not to exceed $1,000,000 at any time maintained at commercial banking institutions that are insured by the Federal Deposit Insurance

Corporation, and (v) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof.

          "Permitted Liens" shall have the meaning specified therefor in Section 7.02(a) --------------- hereof.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

          "Pledge Agreements" means the Pledge and Security Agreement(s) made by each of the Borrowers and H.I.S. Limited in favor of the Agent, each substantially in the form of Exhibits E-1, E-2, E-3 or E-4 hereto, as applicable, as the same may be amended or otherwise modified from time to time.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect plus 2% or, if no other rate of interest is in effect, the Base Rate plus 2%.

          "Prime Rate" means the rate of interest publicly announced by the Bank in New York, New York from time to time as its prime rate. The prime rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by the Bank, to any particular class or category of customers. Each change in the Prime Rate shall be effective on the first day of the month following the date such change is announced.

          "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Total Commitment, provided that, if the Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Loans and the denominator shall be the aggregate unpaid principal amount of all of the Loans.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

          "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, treat, remediate or contain or in any way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent, mitigate or minimize any Release or threatened Release so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment or
(iii) perform pre-remedial investigations and studies, and post remedial operation and maintenance activities or any other actions authorized by 42 U.S.C. ss. 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under the regulations promulgated under such Section).

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least 66 2/3%.

          "Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

          "Revolving Credit Commitment" means, with respect to each Lender the revolving credit commitment of such Lender as set forth in Schedule 1.01A hereto, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

          "Revolving Credit Loan" means a Loan made by a Lender or the Agent to HIS pursuant to Section 2.01(a)(i) hereof.

          "Revolving Credit Note" means a promissory note of HIS, substantially in the form of Exhibit A hereto, made payable to the order of a Lender and evidencing the Indebtedness resulting from the making by such Lender of Revolving Credit Loans and delivered to the Agent pursuant to Article V hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "Security Agreements" means the Security Agreements made by each of the Loan Parties in favor of the Agent, each in the form of Exhibit D-1 or D-2 hereto, as the same may be amended or otherwise modified from time to time.

          "Security Documents" means collectively, each Security Agreement, each Pledge Agreement and each blocked account, lockbox or similar agreement executed and delivered by a Loan Party, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreements and the Pledge Agreements to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Loan Parties in connection with any of the foregoing documents.

          "Settlement Period" has the meaning specified therefor in Section 2.05(b)(i) ----------------- hereof.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Sportswear AG" means H.I.S. Sportswear AG, a company incorporated under German law.

          "Subsidiary" means, as to any Person, any corporation of which more than 50% of the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person, provided that the term Subsidiary shall exclude Sportswear AG and all subsidiaries of Sportswear AG.

          "Taxes" shall have the meaning given to that term in Section 2.12 hereof.

          "Term Loan" means a Loan made by a Lender to the Parent pursuant to
Section 2.01(a)(ii) hereof.

          "Term Loan Commitment" means, with respect to each Lender, the term commitment of such Lender as set forth in Schedule 1.01A hereto, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

          "Term Note" means a promissory note of the Parent, substantially in the form of Exhibit B hereto, made payable to the order of a Lender and evidencing the Indebtedness resulting from the making by such Lender of such Lender's Term Loan and delivered to the Agent pursuant to Article V hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "Termination Agreement" means the termination agreement, in form and substance satisfactory to the Agent, dated as of the date hereof between NationsBank, N.A. and the Borrowers and Guarantors confirming the payment in full of all of the obligations of the Borrowers and Guarantors owing to the lenders party to the Existing Credit Agreement and the termination or release of all Liens existing in favor of such lenders in and to the properties or assets of the Borrowers and the Guarantors.

          "Termination Anniversary Date" means October 30, 2001 and thereafter October 30 of each succeeding calendar year.

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes a Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan under Section 4041(c) of ERISA, (iv) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate an Employee Plan, (v) any other event or condition that would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan or (vi) failure to make any installment payment under Section 412 of the Code to any Employee Plan by its due date.

          "Title Company" shall have the meaning specified therefor in Section 7.01(k) hereof.

          "Total Commitment" means the sum of the amounts of the Lenders' Commitments.

          "Total Revolving Credit Commitment" means the sum of the Lenders' Revolving Credit Commitments.

          "Total Term Loan Commitment" means the sum of the Lenders' Term Loan Commitments.

          "Unused Line Fee" has the meaning specified therefor in Section 2.08(b) hereof.

          "WARN" has the meaning specified therefor in Section 6.01(j) hereof.

          SECTION 1.02. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

          SECTION 1.03. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", provided, however, that with respect to a computation of fees or interest payable to the Agent or the Lenders, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender severally agrees to make the following Loans to the Borrowers:

                    (i) Revolving Credit Loans to HIS at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Credit Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                    (ii) a Term Loan to the Parent on the Effective Date in a principal amount not to exceed such Lender's Term Loan Commitment.

               (b) Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to HIS shall not exceed the lower of (i) the Total Revolving Credit Commitment and (ii) the then current Borrowing Base.

               (c) Within the foregoing limits, HIS may borrow, repay and reborrow Revolving Credit Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein. Any principal amount of a Term Loan which is repaid or prepaid may not be reborrowed.

          SECTION 2.02. Loans. Except as otherwise provided in Section 2.05, Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, as the case may be. The Term Loan shall be made on the Effective Date by the Lenders against delivery hereunder of the Term Notes, and the initial Revolving Credit Loans shall be made on or after the Effective Date against delivery hereunder of the Revolving Credit Notes.

          SECTION 2.03. Making the Loans. A Borrower shall give the Agent prior telephone notice (which notice, if requested by the Agent, must be promptly confirmed in writing in substantially the form of Exhibit K hereto (a "Notice of Borrowing")) (i) not later than 11:00 a.m. (New York City time) on the date of the proposed borrowing, in the case of a borrowing consisting of Base Rate Loans, or (ii) not later than 12:00 noon (New York City time) three Business Days prior to such proposed borrowing in the case of a borrowing consisting of Eurodollar Loans, provided that Eurodollar Loans will only be made on the first Business Day of a month. Such Notice of Borrowing shall be irrevocable and shall specify the Borrower that is requesting such Loan, the principal amount of the proposed borrowing (which, in the case of a Eurodollar Loan, must be in a minimum amount of $3,000,000 and in multiples of $1,000,000 in excess thereof), whether such Loan is requested to be a Base Rate Loan or a Eurodollar Loan and, in the case of a Eurodollar Loan, the Initial Interest Period for such Eurodollar Loan, the use of the proceeds of such proposed Loan, and the proposed borrowing date, which must be a Business Day and, in the case of a Eurodollar Loan, the first Business Day of a month, and such Borrower shall be bound to make a borrowing in accordance therewith. At no time shall the Borrowers collectively have more than three (3) Eurodollar Loans outstanding at any one time. The Agent may act without liability upon the basis of written, telecopy or telephone notice believed by the Agent in good faith to be from a Borrower (or from any officer thereof designated in writing to the Agent), and the Borrowers hereby waive the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing.

          SECTION 2.04. Notes; Repayment of Loans. (a) The Term Loan made by a Lender shall be evidenced by a Term Note, each duly executed by the Parent, dated the Effective Date and delivered to and made payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment. All Revolving Credit Loans made by a Lender shall be evidenced by a single Revolving Credit Note, duly executed by HIS, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to its Revolving Credit Commitment on such date.

               (b) The outstanding principal balance of each Revolving Credit Loan shall be due and payable on the Final Maturity Date.

               (c) The Term Loan shall be payable as to principal as follows:
(i) $1,000,000 on October 30, 2000, (ii) $1,500,000 on April 30, 2001, and (iii)
$17,500,000 on October 30, 2001; provided, however that the last such installment shall be in the amount sufficient to repay in full the principal amount of the Term Loan outstanding on October 30, 2001.

          SECTION 2.05. Funding and Settlement Procedures.

               (a) (i) Except as otherwise provided in this subsection 2.05(a), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately according to their Pro Rata Shares of the Total Term Loan Commitment or the Total Revolving Credit Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall the relevant Commitment of any Lender to make the Loan requested be increased or decreased as a result of the default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

                    (ii) Notwithstanding any other provision of this Agreement, in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may, but shall not be obligated to, and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Credit Loans pursuant to Sections 2.02 and 2.03, subject to the procedures for settlement set forth in subsection 2.05(b); provided, however, that (A) the Agent shall in no event fund such Revolving Credit Loan if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Credit Loan that one or more of the conditions precedent contained in
     Section 5.02 hereof will not be satisfied on the date of the proposed Revolving Credit Loan and (B) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section
     5.02 have been satisfied. If the Agent elects not to fund a requested Revolving Credit Loan on behalf of the Lenders, promptly after receipt of a Notice of Borrowing, the Agent shall so notify each Lender. If the Agent notifies the Lenders that it will not fund a requested Revolving Credit Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Loan available to the Agent, in immediately available funds, at the Payment Office no later than 2:00 p.m. (New York City time) on the date of the proposed Loan. The Agent will make the proceeds of such Loans available to HIS on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Agent at the Payment Office or the amount funded by the Agent on behalf of the Lenders to be deposited in an account designated by the HIS.

                    (iii) If the Agent has notified the Lenders that the Agent will not fund a particular Loan pursuant to subsection 2.05(a)(ii) on behalf of the Lenders, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole and absolute discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to HIS on such day. If, in such case, the Agent makes such corresponding amount available to HIS and such corresponding amount is not in fact made available to the Agent by such Lender, such Lender and HIS, severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to HIS until the date such amount is repaid to the Agent, at (A) in the case of HIS, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (B) in the case of such Lender, at the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Revolving Credit Loan.

                    (iv) Nothing in this subsection 2.05(a) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or a Borrower may have against any Lender as a result of any default by such Lender hereunder.

               (b) (i) With respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Credit Loans pursuant to subsection 2.05(a), on the first Business Day after the last day of each week, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Credit Loans outstanding as of the last day of the Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Credit Loans outstanding as of the last day of the immediately preceding Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Credit Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent such Lender's Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each other Lender such Lender's Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Credit Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Credit Loans will be equal to its Pro Rata Share thereof. The obligations of the Agent and each Lender under this subsection 2.05(b) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Credit Loans which have been funded by such Lender.

                    (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.05(b)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to HIS shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify HIS of such failure and HIS shall immediately pay such corresponding amount to the Agent for its own account.

          SECTION 2.06. Interest.

               (a) Revolving Credit Loans. Each Revolving Credit Loan which is a Eurodollar Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus 1.75%. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period. Each Revolving Credit Loan which is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan, until such principal amount becomes due, at a rate per annum equal to the Base Rate.

               (b) Term Loan. The portion of the Term Loan that is a Eurodollar Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Term Loan until such principal amount becomes due at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus 2%. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period. Each Term Loan which is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Base Rate.

               (c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of the Loans and (to the extent permitted by law) interest which is not paid when due, shall bear interest until such amount is paid in full at a fluctuating interest rate per annum equal at all times to the Post-Default Rate.

               (d) Interest Payment. Interest on each Eurodollar Loan shall be payable, in arrears, on the last day of each Interest Period of such Eurodollar Loan and, in the case of any Eurodollar Loan of six month duration, the day that interest would have been payable if such Eurodollar Loan had an Interest Period of three months. Interest on each Base Rate Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made, and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 hereof with the amount of any interest payment due hereunder.

               (e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

               SECTION 2.07. Reduction of Commitment; Prepayment of Loans.

               (a) The Total Term Loan Commitment shall automatically terminate in full at 5:00 p.m. on the Effective Date. Subject to Section 2.08, HIS may at any time or from time to time and without penalty or premium reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of the unpaid principal amount of all Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by HIS under Section 2.03 hereof. Any reduction shall be in an amount which is an integral multiple of $5,000,000. Reduction of the Total Revolving Credit Commitment shall be made by providing not less than three Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Total Revolving Credit Commitment are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

               (b) Subject to the terms and conditions contained in this Section 2.07, Section 2.10 and elsewhere in this Agreement, the Borrowers shall have the right to prepay, in whole or in part, the Revolving Credit Loans and the Term Loan, provided that (i) subject to the terms of Section 2.08, the Borrowers shall be obligated to pay the Early Termination Fee with respect to any Loans prepaid in connection with a termination of the Total Revolving Credit Commitment prior to October 30, 2001, and (ii) all partial prepayments of the Term Loan shall be applied to the principal installments of the Term Loan in the inverse order of maturity.

               (c) If at any time the Borrowing Base is less than the sum of the outstanding principal on all Revolving Credit Loans outstanding (i) HIS will immediately give notice of such occurrence to the Agent and (ii) HIS will prepay the Revolving Credit Loans in an amount which will reduce the sum of the outstanding principal on all Revolving Credit Loans to an amount less than or equal to the then current Borrowing Base.

               (d) Within ten (10) Business Days of delivery to the Agent of audited annual financial statements pursuant to Section 7.01(a)(ii) hereof or, if such financial statements are not delivered to the Agent on the date such statements are required to be delivered pursuant to such Section 7.01(a)(ii), ten (10) Business Days after the date such statements are required to be delivered to the Agent pursuant to Section 7.01(a)(ii), the Parent shall pay to the Agent an amount equal to 50% of the Excess Cash Flow for the Fiscal Year covered by such financial statements. Each prepayment pursuant to this paragraph
(d) shall be applied to principal payments of the Term Loan in the inverse order of maturity.

               (e) The Borrowers shall immediately prepay the outstanding principal amount of the Term Loan in full in the event the Total Revolving Credit Commitment is terminated for any reason.

               (f) Immediately upon the receipt by any Loan Party of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition by any Loan Party of any Capital Stock, debt securities or assets of the Parent or any of its Subsidiaries, the Borrowers shall make a prepayment of the Term Loan in an amount equal to the amount of such Net Proceeds, provided that the Borrowers shall not be required to prepay the Term Loan pursuant to this Section 2.07(f) in the case of (i) intercompany indebtedness between the Loan Parties permitted by Sections 7.02(b) and 7.02(f) hereof, (ii) sales of Inventory by HIS in the ordinary course of business, and (iii) sales of machinery, equipment, fixtures or real property by the Parent or any of its Consolidated Domestic Subsidiaries in the ordinary course of business with an aggregate fair market value not exceeding $3,000,000 in any Fiscal Year. The aggregate amount of Net Proceeds shall be applied first to the principal installments of the Term Loan in the inverse order of maturity and, if any Net Proceeds remain after such application, second, to the Revolving Credit Loans.

               (g) Subject to paragraph (b) of Section 2.10 of this Agreement, the Agent shall on each Business Day apply all funds transferred to or deposited in the Payment Office, to the payment, in whole or in part, of the outstanding Revolving Credit Loans.

               (h) Immediately upon the receipt by any Loan Party of any insurance proceeds, HIS shall prepay the Revolving Credit Loans in an amount equal to the insurance proceeds received by such Loan Party, provided that (i) except during the continuance of an Event of Default, proceeds from insurance covering damage to property not in excess of $250,000 for any one occurrence shall not be required to be so prepaid on such date to the extent such insurance proceeds are used to replace or restore the properties or assets in respect of which such proceeds were paid if the Borrowers deliver a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any such properties or assets within a period specified in such certificate not to exceed 60 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (ii) if all or any portion of such proceeds not so applied to the repayment of the Revolving Credit Loans are not so used within the period specified in the relevant certificate furnished pursuant to clause (i) above, such remaining portion shall be prepaid on the last day of such specified period. Such insurance proceeds shall be applied to the outstanding Revolving Credit Loans.

               (i) Any prepayment made pursuant to this Section 2.07 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

               (j) Except as otherwise expressly provided in this Section 2.07, payments with respect to any paragraph of this Section 2.07 are in addition to payments made or required to be made under any other paragraph of this Section 2.07.

          SECTION 2.08. Fees.

               (a) Early Termination Fees. If the Total Revolving Credit Commitment is terminated by HIS prior to October 30, 2001, the Borrowers shall pay to the Agent for the Pro Rata Share of the Lenders, on the date of such termination, the Early Termination Fee, provided, that if the termination occurs upon the occurrence of a Change of Control, no Early Termination Fee shall be payable, except that if the Total Revolving Credit Commitment is terminated by HIS prior to October 29, 1999 as a result of or in connection with a Change of Control, the Borrowers shall pay to the Lenders a fee in the amount of $500,000.

               (b) Unused Line Fee. From and after the Effective Date until the Termination Date, HIS shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an unused line fee (the "Unused Line Fee") accruing at the rate of one-quarter of one percent (0.25%) per annum, on the excess, if any, of the total Revolving Credit Commitment over the Revolving Credit Loans outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing December 1, 1998.

               (c) Other Fees. The Borrowers shall jointly and severally pay to the Agent the fees set forth in the Fee Letter at the times set forth in the Fee Letter. All fees required to be paid to the Agent pursuant to the Fee Letter and this Agreement shall be paid to the Agent for its own account or for the Pro Rata Share of the Lenders, as the case may be. All fees under this Agreement and the Fee Letter are non-refundable under all circumstances.

          SECTION 2.09. Eurodollar Rate Not Determinable; Illegality or Impropriety.

               (a) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Required Lenders that, (i) the Eurodollar Rate cannot be determined for any reason, (ii) the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or (iii) Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Lenders' Eurodollar Loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the other Lenders. In the event of any such determination, any request by the Borrowers for a Eurodollar Loan pursuant to Section 2.03 shall, until, in the case of such a determination by the Required Lenders, the Agent has been advised by the Required Lenders and the Agent has so advised such

Borrower that, or in the case of a determination by the Agent, the Agent has advised such Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

               (b) In the event that it shall be unlawful or improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Borrowers describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Borrowers. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Borrowers, and the Borrowers shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such Eurodollar Loan, convert each such Eurodollar Loan into a Base Rate Loan.

          SECTION 2.10. Indemnity.

               (a) The Borrowers hereby jointly and severally indemnify each Lender against any loss or expense that such Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan, any loss or expense incurred in connection with any interest rate swap or other derivative product, and including loss of anticipated profits) as a consequence of (i) any failure by the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by the Borrowers to borrow any Eurodollar Loan hereunder, to convert any Base Rate Loan into a Eurodollar Loan or to continue a Eurodollar Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.03 or Section
2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

               (b) Notwithstanding paragraph (a) of this Section 2.10, the Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section 2.07 (other than paragraph (e) thereof) of this Agreement by (i) applying all payments and prepayments to Revolving Credit Loans or the portion of the Term Loan, as appropriate, bearing interest at the Base Rate prior to any application of payments to Revolving Credit Loans or the portion of the Term Loan, as appropriate, bearing interest at the Eurodollar Rate and (ii) after all Base Rate Loans have been paid in full, calculating any such loss or expense based upon the net decrease in Revolving Credit Loans, or the portion of the Term Loan, as appropriate, bearing interest at the Eurodollar Rate on a day after giving effect to all prepayments and all Loans made on such day.

          SECTION 2.11. Continuation and Conversion of Loans.

               (a) Subject to Section 2.09 hereof, the Borrowers shall have the right, at any time, on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan, or any portion thereof, into a subsequent Interest Period or, to convert any Base Rate Loan or portion thereof into a Eurodollar Loan, or on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Base Rate Loan, subject to the following:

                    (i) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted into a Eurodollar Loan, when any Event of Default or Default shall have occurred and be continuing at such time;

                    (ii) in the case of a continuation of a Eurodollar Loan as such or a conversion of a Base Rate Loan into a Eurodollar Loan, the aggregate principal amount of such Eurodollar Loan shall not be less than $3,000,000 and in multiples of $1,000,000 if in excess thereof;

                    (iii) accrued interest on the Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

                    (iv) a Base Rate Loan may be converted into a Eurodollar Loan only on the first Business Day of a month;

                    (v) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan; and

                    (vi) if any conversion of a Eurodollar Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall jointly and severally reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof.

In the event that a Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan shall automatically become a Base Rate Loan at the expiration of the then current Interest Period.

          SECTION 2.12. Taxes. (a) All payments made by the Borrowers hereunder, under the Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of, any Lender or the Agent imposed by the jurisdiction in which such Lender or the Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders pursuant to this sentence) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agent, as the case may be) showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

               (b) The Borrowers will jointly and severally indemnify the Lenders for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

               (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

                    (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.08 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrowers and the Agent:

                         (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 4224 or successor form, or

                         (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 1001 or successor form,

          in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                    (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder:

                         (A) if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form 4224 or successor form, or

                         (B) two accurate, complete and signed originals of such Form 1001 or successor form,

          in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax; and

                    (iii) it shall, promptly upon the Borrowers' reasonable request to that effect, deliver to the Borrowers such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

               (d) If either of the Borrowers fails to perform its obligations under this Section 2.12, the Borrowers shall jointly and severally indemnify the Lenders for any taxes, interest or penalties that may become payable as a result of any such failure.

                                   ARTICLE III

                             LIABILITY OF BORROWERS

          SECTION 3.01 Joint and Several Liability of the Borrowers.

               (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 3.01), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 3.01 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

               (b) The provisions of this Section 3.01 are made for the benefit of the Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, the Lenders or such successors or assigns first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 3.01 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

               (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any Collateral until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against the other Borrower with respect to any payments to the Agent or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to such Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to such Borrower therefor.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

          SECTION 4.01. Audit Fees. The Borrowers acknowledge that the Agent may upon reasonable notice to the Parent conduct audits and/or field examinations of the Borrowers and the Guarantors at any time and from time to time in a manner so as to not unduly disrupt the business of the Borrowers and the Guarantors, provided that such notice shall not be required if an Event of Default has occurred and is continuing. The Borrowers jointly and severally agree to pay, for the account of the Agent, $750 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits and examinations not to exceed $30,000 per calendar year, provided that, during the continuance of an Event of Default, there shall be no limitation on such amount.

          SECTION 4.02. Payments; Computations and Statements. (a) The Borrowers will make each payment under the Notes not later than 11:00 a.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent at the Payment Office. All payments received by the Agent after 11:00 a.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without defense, set-off or counterclaim to the Agent and the Lenders. Except as provided in Section 2.05, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of each Borrower not less than once each month. The Lenders and the Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account with any amount due and payable by any Borrower under any Loan Document. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Revolving Credit Loan hereunder made by the Lenders to HIS, funded by the Agent on behalf of the Lenders and subject to Section 2.05 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion. It is expressly understood and agreed by the Borrowers that the Agent and the Lenders shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of Loans made to the Borrowers or any fees, costs or expenses for which the Borrowers are jointly and severally obligated under this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

               (b) The Agent shall provide the Borrowers, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Loan Account during such month, the amounts and dates on all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute presumptive evidence of the information contained in such statement and shall be final and conclusive absent manifest error.

          SECTION 4.03. Sharing of Payments, Etc. Except as provided in Section
2.05 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          SECTION 4.04. Apportionment of Payments. (a) Subject to Sections 2.05 and 12.01 hereof, all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in the Fee Letter, and the audit fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

               (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement (i) first, to pay the Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent; (ii) second, to pay the Obligations in respect of any fees and indemnities then due to the Lenders; (iii) third, ratably to pay interest due in respect of the Loans; (iv) fourth, ratably to pay or prepay principal of the Loans; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

          SECTION 4.05. Increased Costs and Reduced Return.

               (a) If any Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Person controlling any such Lender with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to any Lender or any Person controlling any such Lender (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Lender or any Person controlling any such Lender of any amounts payable hereunder (except for taxes on the overall net income of any Lender or any Person controlling any such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by any Lender, or any Person controlling any such Lender or
(iii) impose on any Lender or any Person controlling any such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender of making any Loan or agreeing to make any Loan or to reduce any amount received or receivable by any Lender hereunder, then, upon demand by such Lender, the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs or reductions in amount, together with interest on such additional amounts.

               (b) If any Lender shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling any Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling any Lender, and any Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any Lender's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or any such other controlling Person's capital to a level below that which such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans or such Lender's or such other controlling Person's other obligations hereunder (in each case, taking into consideration such Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, the Borrowers shall pay to such Lender from time to time such additional amounts as will compensate such Lender for such cost of maintaining such increased capital or such reduction in the rate of return such Lender's or such other controlling Person's capital.

               (c) All amounts payable under this Section 4.05 shall bear interest from the date that is three Business Days after the date of demand by a Lender until payment in full to such Lender at the Post-Default Rate. A certificate of any Lender claiming compensation under this Section 4.05 specifying the event herein above described and the nature of such event shall be promptly submitted by such Lender to a Borrower, setting forth the additional amount due and an explanation of the calculation thereof, or such Lender's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                                    ARTICLE V

                  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                              ISSUANCE AND LENDING

          SECTION 5.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied:

               (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement, all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08(c) and 12.05 hereof.

               (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant hereto on or prior to the Effective Date shall be correct on and as of the Effective Date as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement becoming effective in accordance with its terms.

               (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to the Lenders.

               (d) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                    (i) a Term Note payable to the order of each Lender, duly executed by the Parent;

                    (ii) a Revolving Credit Note payable to the order of each Lender, duly executed by HIS;

                    (iii) a Guaranty, duly executed by each Borrower;

                    (iv) a Security Agreement, duly executed by each Borrower and each Guarantor;

                    (v) a Pledge Agreement, duly executed by each Borrower and H.I.S. Limited, together with the original stock certificates (or other documents, agreements or instruments establishing the perfection of the Lien of the Agent on any uncertificated securities) representing all of the Capital Stock of the Subsidiaries of the

     Parent, all of the Parent's Capital Stock in Sportswear AG and all inter-company promissory notes payable to the Borrowers, accompanied by undated stock powers executed in blank or other instruments of transfer;

                    (vi) appropriate financing statements on Form UCC-1, duly executed by each Borrower and Guarantor and duly filed in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreements;

                    (vii) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Borrower or Guarantor and which are filed in the offices referred to in paragraph (vi) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral;

                    (viii) a copy of the resolutions adopted by the Board of Directors of each Borrower and Guarantor, certified as of the Effective Date by authorized officers thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Borrower or Guarantor is or will be a party, and (B) the execution, delivery and performance by each Borrower and Guarantor of each Loan Document and the execution and delivery of the other documents to be delivered by each Borrower and Guarantor in connection herewith;

                    (ix) a certificate of an authorized officer of each Borrower and Guarantor, certifying the names and true signatures of the officers of such Borrower or Guarantor authorized to sign each Loan Document to which such Borrower or Guarantor is or will be a party and the other documents to be executed and delivered by such Borrower or Guarantor in connection herewith, together with evidence of the incumbency of such authorized officers;

                    (x) a certificate dated as of a recent date of the appropriate official(s) of the states of incorporation and each state of foreign qualification of each Borrower and Guarantor, certifying as to the subsistence in good standing of, and the payment of taxes by, such Borrower or Guarantor in such states and listing all charter documents of such Borrower and Guarantor on file with such official(s);

                    (xi) a copy of the charter of each Borrower and each Guarantor certified by the appropriate official(s) of the state of organization of such Borrower or Guarantor and as of the Effective Date by an authorized officer of the Borrower or Guarantor;

                    (xii) a copy of the by-laws of each Borrower and each Guarantor, certified as of the Effective Date by an authorized officer of such Borrower or Guarantor;

                    (xiii) an opinion of Proskauer Rose LLP, New York counsel to the Borrowers and Guarantors, substantially in the form of Exhibit G hereto, and as to such other matters as the Agent may reasonably request;

                    (xiv) an opinion of Norr, Stiefenhofer & Lutz, German counsel to the Parent, substantially in the form of Exhibit H hereto, and as to such other matters as the Agent may reasonably request;

                    (xv) a certificate of the chief executive officer or the chief financial officer of each Borrower, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                    (xvi) a copy of the Financial Statements together with a certificate of the chief executive officer or chief financial officer of each Borrower setting forth (i) all existing Indebtedness, including guarantees, pending or, to the best of each Borrower's knowledge, threatened litigation or claims and other contingent liabilities of the Borrowers and Guarantors, and (ii) all dividends declared or paid since the date of such financial statements and all inter-company payments made or obligations incurred to Affiliates outside the ordinary course of the Borrowers' businesses since the date of such Financial Statements;

                    (xvii) a breakdown of Inventory by location in the form specified in Section 7.01(a)(v)(A) hereof certified by the chief financial officer of HIS;

                    (xviii) copies of the insurance policies and certificates of insurance evidencing such insurance on the property of the Borrowers and the Guarantors as is required by Section 7.01(h) hereof naming the Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintained by the Borrowers and the Guarantors;

                    (xix) an opinion of Bass, Berry & Sims, Tennessee counsel to the Borrowers and the Guarantors, substantially in the form of Exhibit I hereto, and as to such other matters as the Agent may reasonably request;

                    (xx) a certificate of an authorized officer of each Borrower certifying the names and true signatures of those officers of each Borrower and Guarantor that are authorized to provide Notices of Borrowings and all other notices under this Agreement and the Loan Documents;

                    (xxi) a Borrowing Base Certificate current as of October 23, 1998;

                    (xxii) a copy of the most recent annual report (Form 5500 Series) for each Employee Plan;

                    (xxiii) the Termination Agreement duly executed by NationsBank, N.A., the other lenders party to the Existing Credit Agent and the Borrowers and Guarantors, together with UCC termination statements and other documentation evidencing the termination by NationsBank, N.A. and such other lenders of their Liens in and to the properties and assets of the Borrowers and Guarantors;

                    (xxiv) such depositary account, blocked account, lockbox account and similar agreements and other documents as the Lenders may reasonably request with respect to the cash management system of the Borrowers and the Guarantors;

                    (xxv) a Contribution Agreement, duly executed by each Borrower and Guarantor; and

                    (xxvi) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request including, without limitation, all inter-company management services agreements among the Borrowers and the Guarantors.

               (e) Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such special counsel may reasonably request.

               (f) Material Adverse Effect. The Lenders shall have determined, in their sole judgment, that no Material Adverse Effect shall have occurred after August 1, 1998.

               (g) Corporate and Legal Structure. The Agent shall be satisfied with the corporate and legal structure of each Loan Party, both before and after giving effect to the transactions contemplated by this Agreement, including the terms and conditions of the charter, bylaws and each class of Capital Stock of each such Loan Party and of each agreement or instrument relating to such structure or capitalization.

               (h) Availability. After giving effect to all Loans made on the Effective Date (i) Availability shall not be less than $14,000,000 and (ii) all liabilities of the Borrowers and the Guarantors shall be current. The Parent shall deliver to the Agent a certificate of the chief financial officer of the Parent certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculations thereof.

          SECTION 5.02. Conditions Precedent to Loans. As a condition precedent to any Agent or any Lender making any Loan (including the initial Loans on the Effective Date), each of the following conditions precedent shall be fulfilled in a manner satisfactory to the Agent;

               (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections
2.08 and 12.05 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true, and the submission by a Borrower to the Agent of a Notice of Borrowing with respect to a Loan and such Borrower's acceptance of the proceeds of such Loan shall be deemed to be a representation and warranty by such Borrower on the date of such Loan that (i) the representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders pursuant hereto on or prior to the date of such Loan are correct on and as of such date as though made on and as of such date (other than those representations and warranties which expressly speak only as of a different date); and (ii) no Event of Default or Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

               (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Agent or the Lenders, as the case may be.

               (d) Notices. The Agent shall have received a Notice of Borrowing pursuant to Section 2.03 hereof no later than 11:00 a.m. (New York City time)
(A) on the date of the proposed borrowing with respect to a Base Rate Loan and
(B) three Business Days prior to the date of the proposed borrowing in the case of a Eurodollar Loan.

               (e) Delivery of Documents. The Agent shall have received any other agreements, instruments, approvals and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

               (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to the Agent and their special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such special counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          SECTION 6.01. Representations and Warranties. Each Borrower and each Guarantor represents and warrants as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder (in the case of the Borrowers) and to consummate the transactions contemplated by the Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where all such failures by any Guarantors to be in good standing and all such Loan Parties to be qualified to do business in each jurisdiction will not have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Document to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter, by-laws or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien, (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Loan Party of any Document to which it is or will be a party.

               (d) Enforceability of Loan Documents. This Agreement is, and each other Document to which each Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally, the enforcement of creditors' rights and remedies and by general principles of equity.

               (e) Inventory Locations; Places of Business; Chief Executive Office. There is no location at which HIS has any Inventory (except for Inventory in transit) other than (i) those locations listed on Part A and Part B of Schedule 6.01(e) hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory". Part B of Schedule 6.01(e) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of HIS is stored. None of the receipts received by HIS from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Part C of Schedule 6.01(e) sets forth a complete and accurate list as of the date hereof of (x) each place of business of each Loan Party; and (y) the chief executive office of each Loan Party. Part D of Schedule 6.01(e) sets forth a complete and accurate description and list as of the date hereof of the location, by state and street address, of all real property owned and leased by the Parent and its Subsidiaries.

               (f) Subsidiaries. Schedule 6.01(f) hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of the Parent in existence on the date hereof. All shares of such stock owned by the Parent or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens other than Liens created by the Loan Documents.

               (g) Litigation. Except as set forth on Schedule 6.01(g) hereto, on the Effective Date there is no pending or, to the best of the Loan Parties' knowledge, threatened action, suit or proceeding affecting the Parent or any of its Subsidiaries or any of their properties before any court or other Governmental Authority or any arbitrator. There is no pending or, to the best of the Loan Parties' knowledge, threatened action, suit or proceeding affecting the Parent or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which may have a Material Adverse Effect.

               (h) Financial Condition. (i) The Financial Statements, copies of which have been delivered to the Lenders, fairly present, in all material respects, the financial condition of the Parent and its Consolidated Subsidiaries as at the respective dates thereof and the results of operations of the Parent and its Consolidated Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since August 1, 1998 there has been no Material Adverse Effect.

                    (ii) The Parent has heretofore furnished to the Agent and the Lenders projected balance sheets, income statements and statements of cash flow prepared on a quarterly basis for the period from November 8, 1998 to November 6, 1999 and such projections were believed at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Parent, and have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent.

                    (i) Compliance with Law, Etc. Neither the Parent nor any other Loan Party is in violation (i) of its charter or by-laws, or (ii) in any material respect of any law or any term of any agreement or instrument binding on or otherwise affecting it or any of its properties.

               (j) ERISA. Schedule 6.01(j) hereto sets forth each Employee Plan and Multiemployer Plan. Except as set forth on Schedule 6.01(j) hereto, (i) each Employee Plan is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan,
(iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (v) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months. Except as set forth on
Schedule 6.01(j) hereto, neither the Parent nor any other Loan Party nor any of their respective ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither the Parent nor any other Loan Party is aware of any facts indicating that the Parent or any other Loan Party or any of their respective ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Internal Revenue Code and except as set forth on Schedule 6.01(j), neither the Parent nor any other Loan Party nor any of their respective ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Parent or any other Loan Party or any of their respective ERISA Affiliates or coverage after a participant's termination of employment. Neither the Parent nor any other Loan Party nor any of their respective ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

               (k) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Parent and each Loan Party have been filed, and all taxes, assessments and other governmental charges imposed upon the Parent or any other Loan Party or any property of the Parent or such other Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

               (l) Regulation U. Neither the Parent nor any other Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (m) Nature of Business. Neither the Parent nor any other Loan Party is engaged in any business other than designing, manufacturing and selling of moderately priced casual sportswear and licensing of their trademarks. None of H.I.S. Kentucky, Chic Holdings Corp. or H.I.S. Limited (i) are engaged in any business, or (ii) own any assets other than (a) the Capital Stock of Chic by H.I.S. Licensing Corporation (in the case of H.I.S. Limited), and (b) assets with an aggregate fair market value exceeding $100,000 (excluding intercompany Indebtedness).

               (n) Adverse Agreements, Etc. Neither the Parent nor any other Loan Party is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has or, to the best knowledge of the Parent and the other Loan Parties, in the future is reasonably likely to result in, a Material Adverse Effect.

               (o) Holding Company and Investment Company Acts. Neither the Parent nor any other Loan Party is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (p) Permits, Etc. Each Loan Party has all permits, licenses, authorizations and approvals required for them lawfully to own and operate their business except where all such failures to have such permits, licenses, authorizations and approvals may have a Material Adverse Effect.

               (q) Title to Properties. Each Loan Party has good and marketable title to all of their properties and assets, free and clear of all Liens, and other types of preferential arrangements except for Permitted Liens.

               (r) Full Disclosure. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished in writing by or on behalf of the Loan Parties to any Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect. There is no fact reasonably likely to result in a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

               (s) Operating Lease Obligations. The Parent and the other Loan Parties do not have any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth in Schedule 6.01(s) hereto.

               (t) Environmental Matters. (i) The operations of the Loan Parties are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest except, in each case, where the Release would not reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Actions have been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which are reasonably likely to result in a Material Adverse Effect.

               (u) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

               (v) Insurance. The Loan Parties keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by them, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Agent.

               (w) Use of Proceeds. The proceeds of the Loans shall be used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers and for other general corporate purposes of the Borrowers, provided that proceeds of Loans in an amount of not more than $2,000,000 in the aggregate may be used by the Parent to repurchase its Capital Stock and purchase Capital Stock of Sportswear AG.

               (x) Security Interests. The Security Documents create in favor of the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority (except as permitted by Section 7.02(a) hereof) security interest in the Collateral.

               (y) Trade Names. Schedule 6.01(y) hereto sets forth a complete and accurate list as of the Effective Date of all trade names used by the Parent and its Subsidiaries.

               (z) Solvency. After giving effect to the transactions contemplated or required to occur by the terms of this Agreement, each Loan Party is, individually and together with its Subsidiaries, Solvent.

               (aa) Material Contracts. Set forth on Schedule 6.01(aa) hereto is a complete and accurate list as of the Effective Date of all Material Contracts of the Parent and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract
(i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best of such Loan Party's knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) there exists no default under any Material Contract by any Loan Party thereto or, to the Loan Parties' knowledge, any other party thereto which default may have a Material Adverse Effect.

               (bb) Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (A) the Borrowers' and the Guarantors' computer systems and (B) equipment containing embedded microchips (including, to the knowledge of Borrowers and Guarantors, systems and equipment supplied by others or with which Borrowers' and the Guarantors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 1, 1999. The cost to the Borrowers and the Guarantors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers and the Guarantors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentences of this Section 6.01(bb) as may be necessary, the computer and management information systems of the Borrowers and the Guarantors are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrowers and the Guarantors to conduct their business without a Material Adverse Effect.

                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS

          SECTION 7.01. Affirmative Covenants. So long as any principal of or interest on the Loans (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will unless the Required Lenders shall otherwise consent in writing:

               (a) Reporting Requirements. Furnish to the Lenders:

                    (i) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Parent, (A) consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Quarter, (B) consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of the Parent and its Consolidated Domestic Subsidiaries as at the end of such Fiscal Quarter, and (C) consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of Sportswear AG and its Consolidated Subsidiaries as at the end of such Fiscal Quarter; and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries, the Parent and its Consolidated Domestic Subsidiaries and Sportswear AG and its Consolidated Subsidiaries, as the case may be, as of the end of such Fiscal Quarter and the results of operations and changes in financial position of the Parent and its Consolidated Subsidiaries, the Parent and its Consolidated Domestic Subsidiaries and Sportswear AG and its Consolidated Subsidiaries, as the case may be, for such Fiscal Quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to year end adjustments;

                    (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent, consolidated and consolidating balance sheets consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of such consolidated financial statements, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of BDO Seidman LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                    (iii) as soon as available and in any event within 45 days of the end of each Fiscal Month, internally prepared consolidated statements of income and retained earnings of the Parent and its Consolidated Domestic Subsidiaries for such Fiscal Month and for the period from the beginning of such Fiscal Year to the end of such Fiscal Month all in reasonable detail and certified by the chief financial officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Consolidated Domestic Subsidiaries as of the end of such Fiscal Month and the results of operations and changes in financial position of the Parent and its Consolidated Domestic Subsidiaries for such Fiscal Month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to year end adjustments;

                    (iv) simultaneously with the delivery of the financial statements required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of the chief financial officer of the Parent, stating (a) that such officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or such Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or took with respect thereto and (b) a schedule showing the calculations specified in Section 7.02(o) of this Agreement;

                    (v) (A) within 15 days after the end of each Fiscal Month, a schedule, in form and substance satisfactory to the Agent, certified by the chief financial officer of HIS, containing a breakdown of HIS's Inventory by amount and valued at cost (which shall include dollar valuation by location) and warehouse and production facility location, appropriately completed with information satisfactory to the Agent, incorporating all appropriate month-end adjustments and current as of the close of business on the last day of such Fiscal Month immediately prior to such date, and
     (B) on Monday of each week, a Borrowing Base Certificate current as of the close of business on the Friday of the immediately preceding week setting forth the calculation of the Borrowing Base;

                    (vi) on or before August 31 of each Fiscal Year, financial projections, including monthly balance sheets, income statements and statements of cash flow, in form and substance satisfactory to the Agent, for the succeeding Fiscal Year for the Parent and its Subsidiaries and all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                    (vii) promptly upon their becoming available, a copy of (A) all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents, (B) all reports, financial statements or other information delivered by the Parent or any other Loan Party to its shareholders, (C) all reports, proxy statements, financial statements and other information generally distributed by the Parent or any other Loan Party to its creditors or the financial community in general, including, without limitation, all filings by the Parent with the Securities and Exchange Commission, and (D) any audit or other reports submitted to the Parent or any other Loan Party by independent accountants in connection with any annual, interim or special audit;

                    (viii) promptly after submission to any Government Authority all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                    (ix) as soon as possible, and in any event within five days after the occurrence of an Event of Default or Default, or a Material Adverse Effect, the written statement of the chief executive officer or the chief financial officer of each Borrower, setting forth the details of such Event of Default, Default or Material Adverse Effect and the action which the Parent and its Subsidiaries propose to take with respect thereto;

                    (x) (A) as soon as possible and in any event (1) within 30 days after the Borrowers, the Guarantors or any of their respective ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after the Borrowers, the Guarantors or any of their respective ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any of the Borrowers, any of the Guarantors or any of their respective ERISA Affiliates knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of the chief financial officer of the Parent setting forth the details of such occurrence and the action, if any, which the Borrowers, the Guarantors or any of their respective ERISA Affiliates proposes to take with respect thereto, (B) promptly and in any event within two Business Days after receipt thereof by the Borrowers, the Guarantors or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation, copies of the notice received by the Borrowers, the Guarantors or any of their respective ERISA Affiliates of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten days after receipt thereof by the Borrowers, the Guarantors or any of their respective

     ERISA Affiliates from a sponsor of a Multiemployer Plan or from the Pension Benefit Guaranty Corporation, a copy of the notice received by the Borrowers, the Guarantors or any of their respective ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) promptly and in any event within 10 Business Days after any of the Borrowers, any of the Guarantors or any of their respective ERISA Affiliates sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by the Borrowers, the Guarantors or any of their respective ERISA Affiliates;

                    (xi) promptly after the commencement thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Parent or any other Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may have a Material Adverse Effect;

                    (xii) on or before December 30, 1998, financial projections, including monthly balance sheets, income statements and statements of cash flow of the Parent and its Consolidated Domestic Subsidiaries, in form and substance satisfactory to the Agent, for the 1999 Fiscal Year of the Parent and all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent; and

                    (xiii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Parent or any other Loan Party that the Agent from time to time may reasonably request.

               (b) Guaranties, Etc. Cause each of their respective Subsidiaries not existing on the Effective Date to execute and deliver to the Agent promptly, and in any event within 15 days after the formation or acquisition thereof (i) a guaranty, substantially in the form of Exhibit C hereto, guaranteeing the Obligations, and (ii) a security agreement, substantially in the form of Exhibit D-2 hereto, securing such guaranty, and, in connection with each such delivery, cause to be delivered to the Agent, in form and substance satisfactory to the Agent, a favorable written opinion of counsel as to such matters relating thereto as the Agent may reasonably request, together with such other agreements, instruments, approvals or other documents as the Agent may reasonably request. In addition, within 15 days after the formation or acquisition of any Subsidiary not existing on the Effective Date, the parent of such Subsidiary shall pledge all of the Capital Stock of such Subsidiary to the Agent pursuant to the terms of the Pledge Agreement substantially in the form of Exhibit E-1, E-2 or E-3.

               (c) Compliance with Laws, Etc. Comply, and cause each of their respective Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA and Environmental
Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and
(ii) paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

               (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, provided, however, that nothing contained in this subsection (d) shall be construed so as to prohibit any merger or consolidation permitted by Section 7.02(d)(i).

               (e) Keeping of Records and Books of Account. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

               (f) Inspection Rights. Permit, and cause each of their Subsidiaries to permit, the Agent, or any agents or representatives thereof at any time and from time to time upon reasonable notice to the Parent, during normal business hours, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to conduct audits, physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof, provided that (i) the foregoing shall be in a manner so as to not unduly disrupt the business of the Borrowers and (ii) such notice shall not be required if an Event of Default has occurred and is continuing.

               (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, and cause each of their Subsidiaries to comply, in all material respects, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

               (h) Maintenance of Insurance. Maintain for the Parent and its Subsidiaries, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability and property and casualty insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto and as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

               (i) Environmental. Cause each Loan Party to (i) keep any property either owned or operated by it free of any Liens arising under any Environmental Laws; (ii) comply in all material respects with Environmental Laws and shall provide to the Agent documentation of such compliance which the Agent reasonably request; (iii) immediately notify the Agent of any Release of a Hazardous Material in excess of any reportable quantity and take any Remedial Actions required to abate said Release; and (iv) promptly provide the Agent with written notice within ten (10) days of the receipt of any Environmental Action or notice that an Environmental Action will be filed against either of the Borrowers.

               (j) Further Assurances. Shall, and shall cause each Subsidiary to, do, execute, acknowledge and deliver, at the sole cost and expense of the Borrowers, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may require from time to time in order to (i) carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) subject all the Collateral to valid and perfected first priority Liens, (iii) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer and confirm unto the Agent and the Lenders the rights now or hereafter intended to be granted to the Agent and the Lenders under this Agreement, any Loan Document or any other instrument under which the Borrowers, the Guarantors or any of their respective Subsidiaries may be or may hereafter become bound for carrying out the intention or facilitating the performance of the terms of the Agreement. In addition, any Loan Party acquiring any Capital Stock of Sportswear AG shall promptly and, in any event within 20 days of any acquisition of Capital Stock in Sportswear AG, pledge to the Agent all such Capital Stock of Sportswear AG.

               (k) Real Estate. Upon the request of the Agent at any time that the Agent deems itself to be insecure in its sole discretion, each Loan Party having any fee interest in real property shall promptly, and in any event within 60 days after such request, execute, deliver and record a first priority mortgage and/or deed of trust in favor of the Agent covering such real property interest, in form and substance reasonably satisfactory to the Agent, and provide the Agent with a title insurance policy covering such real property interest in an amount reasonably acceptable to the Agent, a current ALTA survey thereof, a surveyor's certificate, a satisfactory legal description of such property and an opinion from special counsel to such Loan Party, each in form and substance reasonably satisfactory to the Agent and as to such matters as the Agent may reasonably request together with a report of title on forms of and issued by a title company reasonably satisfactory to the Agent ("Title Company"), subject to such exceptions as are reasonably satisfactory to the Agent, and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office and evidence that such Loan Party shall have paid to the Title Companies all expenses of the Title Companies in connection with the issuance of such reports and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes (including mortgage recording taxes), if any, payable in connection with recording such mortgages in the appropriate county land offices, each in form and substance reasonably satisfactory to the Agent. In addition, each such Loan Party delivering a mortgage and/or deed of trust pursuant to this paragraph (k) shall, within 30 days after a request by the Agent, cause to be performed, at the Borrowers' cost and expense, a Phase I environmental audit (and, if reasonably requested by the Agent based upon the results of such Phase I Audit, a Phase II Audit), in form and substance and by an independent firm reasonably satisfactory to the Agent.

               (l) Change in Collateral; Collateral Records. Give the Agent not less than thirty days' prior written notice of any change in the location of any Collateral (except for in-transit Inventory), other than to locations that as of the date hereof are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. The Borrowers shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon. The Borrowers agree to execute and deliver to the Agent for the benefit of the Lenders from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrowers' failure, however, to promptly give the Agent such statements or schedules shall not effect, diminish or modify or otherwise limit the Agent's security interest in the Collateral.

               (m) Borrowing Base. Maintain all Revolving Credit Loans in compliance with the then current Borrowing Base.

               (n) Appraisals. Furnish to the Lenders on or before April 30, 1999, appraisals, at the sole cost and expense of the Borrowers, in form and substance satisfactory to the Agent and performed by an appraiser acceptable to the Agent, of all trademarks of the Parent and its Subsidiaries. Upon the request of the Agent at any time that the Agent deems itself to be insecure in its sole discretion, furnish to the Lenders within 60 days after such request, appraisals, at the sole cost and expense of the Borrowers, in form and substance reasonably satisfactory to the Agent and performed by an appraiser acceptable to the Agent, of (i) all real property of the Parent and its Subsidiaries, and (ii) all fixed assets of the Parent and its Subsidiaries, such appraisals to be on an "orderly liquidation value" basis.

          SECTION 7.02. Negative Covenants. So long as any principal of or interest on the Loans (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will not without the prior written consent of the Required Lenders:

               (a) Liens, Etc. Create or suffer to exist, or permit any of their Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of their Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                    (i) Liens created pursuant to the Loan Documents;

                    (ii) Liens existing on the date hereof, as set forth in
     Schedule 7.02(a)(ii) hereto, and the renewal and replacement of such Liens, provided that any such renewal or replacement Lien shall be limited to the property or assets covered by the Lien renewed or replaced and the Indebtedness secured by any such renewal or replacement Lien shall be in an amount not greater than the amount of Indebtedness secured by the Lien renewed or replaced;

                    (iii) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by
     Section 7.01(c) hereof;

                    (iv) Liens created by operation of law or leases (other than Liens created under Environmental Laws), such as landlords' liens, materialmen's liens, mechanics' liens and other similar Liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 7.01(c) hereof;

                    (v) deposits, pledges or Liens (other than Liens arising under ERISA or the Internal Revenue Code) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                    (vi) easements, rights-of-way, zoning and similar restrictions and other similar charges and encumbrances on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money, or (B) materially impair the value of such property or materially impair the use thereof by the Parent or any of its Subsidiaries in the normal conduct of such Person's business;

                    (vii) purchase money liens on or purchase money security interests in equipment acquired or held in the ordinary course of business of the Parent and its Subsidiaries; and

                    (viii) Liens securing Capitalized Leases permitted by
     Section 7.02(g).

               (b) Indebtedness. Create, incur or suffer to exist, or permit any of their Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                    (i) Indebtedness created hereunder or under the Notes;

                    (ii) Indebtedness existing on the date hereof, as set forth in Schedule 7.02(b)(ii) hereto and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Parent and its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                    (iii) (A) intercompany Indebtedness permitted by Section 7.02(f)(iii) owing to any Borrower by any Loan Party, provided that (x) the repayment of such Indebtedness shall be subordinated to the payment of the Obligations on terms approved in writing by the Agent and (y) such Indebtedness shall be evidenced by one or more promissory notes and such notes or other instruments evidencing such Indebtedness shall be pledged to the Agent for the benefit of the Lenders and (B) intercompany Indebtedness permitted by Section 7.02(f)(iii) owing to any Borrower by Chic By H.I.S. de Mexico, S.A. de CV or Quebec Inc., provided that, such Indebtedness shall be evidenced by one or more promissory notes and such notes or other instruments evidencing such Indebtedness shall be pledged to the Agent for the benefit of the Lenders;

                    (iv) Indebtedness permitted by subsection (c) of this
     Section 7.02;

                    (v) Indebtedness secured by Liens permitted by clause (vii) of subsection (a) of this Section 7.02;

                    (vi) Indebtedness under the Hedging Agreements;

                    (vii) Indebtedness under Capitalized Leases permitted by
     Section 7.02(g); and

                    (viii) Indebtedness subordinated in writing to the Obligations in form and substance satisfactory to the Agent.

               (c) Guaranties, Etc. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

                    (i) guaranties in favor of the Agent and the Lenders;

                    (ii) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

                    (iii) guaranties existing on the date hereof, as set forth in Schedule 7.02(c)(iii) hereto, and any renewal or modification thereof.

               (d) Merger, Consolidation, Sale of Assets, Etc.

                    (i) Merge or consolidate with any Person, or permit any of their Subsidiaries to merge or consolidate with, any Person; provided, however, that any Loan Party (other than the Borrowers) may be merged into a Borrower or another such Subsidiary, or may consolidate with another such Subsidiary, so long as (A) the Parent gives the Agent at least 60 days' prior written notice of such merger or consolidation and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transactions.

                    (ii) Sell, assign, lease or otherwise transfer or dispose of, or permit any of its Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that (A) HIS may sell Inventory in the ordinary course of business, (B) the Parent and its Subsidiaries may dispose of obsolete or worn-out property in the ordinary course of business, and (C) the Parent and its Consolidated Domestic Subsidiaries may sell machinery, equipment, fixtures or real property in the ordinary course of business with an aggregate fair market value not exceeding $3,000,000 in any Fiscal Year.

               (e) Change in Nature of Business. Make, or permit any of their Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

               (f) Investments, Etc. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase, hold or otherwise acquire, or permit any of its Subsidiaries to purchase, hold or otherwise acquire, any Capital Stock, other securities, properties, assets or obligations of, or any interest in, any Person, other than:

                    (i) Permitted Investments;

                    (ii) investments existing on the date hereof, as set forth in Schedule 7.02(f)(ii) hereto;

                    (iii) (A) loans or advances made by any Borrower to any Loan Party, provided that (x) the repayment of all such loans and advances is subordinated to the payment of the Obligations on terms approved in writing by the Agent and (y) all such Indebtedness shall be evidenced by one or more promissory notes and such notes or other instruments evidencing such Indebtedness shall be pledged to the Agent for the benefit of the Lenders, and (B) loans or advances made by any Borrower to Chic By H.I.S. de Mexico, S.A. de CV or Quebec Inc., provided that (x) all such Indebtedness shall be evidenced by one or more promissory notes and such notes or other instruments evidencing such Indebtedness shall be pledged to the Agent for the benefit of the Lenders and (y) the proceeds of any such loans or advances are used by such Subsidiaries to make expenditures for fixed or capital assets (to the extent permitted by Section 7.02(h)) or to pay the expenses incurred by such Subsidiaries in the ordinary course of operating their sales offices and their cutting, manufacturing and laundry facilities;

                    (iv) loans or advances to employees in the ordinary course in an aggregate amount not to exceed $500,000; and

                    (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, repurchases by the Parent of its Capital Stock and purchases by any Loan Party of any Capital Stock of Sportswear AG for aggregate consideration paid for all such purchases not in excess of $2,000,000.

               (g) Lease Obligations. Create, incur or suffer to exist, or permit any of their Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) obligations under Capitalized Leases (other than the existing Capitalized Leases set forth on Schedule 7.02(g) hereto) which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Loan Parties in any Fiscal Year to exceed the amounts set forth in subsection (h) of this Section 7.02, and
(B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Loan Parties in any Fiscal Year to exceed $4,500,000 or such greater amount as shall be approved by the Required Lenders.

               (h) Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or Capitalized Lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed $11,000,000 for the Fiscal Year ended November 6, 1999 and $7,500,000 for each Fiscal Year thereafter.

               (i) Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of any Loan Party or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness of any Loan Party (other than Indebtedness under the Loan Documents) before its scheduled due date, provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (i) any Loan Party (other than the Parent) may declare and pay dividends to any other Loan Party and (ii) the Parent may repurchase shares of its Capital Stock and, subject to the last sentence of Section 7.01(j) hereof, purchase Capital Stock of Sportswear AG, if the aggregate consideration paid for all such purchases does not exceed $2,000,000.

               (j) Sale of Notes, Etc. Sell, discount or otherwise dispose of notes, Accounts Receivable or other obligations owing to a Loan Party or permit any of their Subsidiaries to do so.

               (k) Compromise of Receivable. Compromise or adjust any of the Accounts Receivable (or extend the time for payment thereof) or grant any discounts, allowance or credits thereon or permit any of their Subsidiaries to do so, except in the ordinary course of business consistent with past practice, provided that during the continuance of an Event of Default, no such compromise, adjustment, discounts, allowance or credits shall be permitted without the prior written consent of the Agent.

               (l) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

               (m) Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to any transaction with any Affiliate of the Parent except (i) as otherwise expressly provided in this Agreement and (ii) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Parent or such Subsidiary as are available from unaffiliated third parties.

               (n) Environmental. Allow, or permit any of their Subsidiaries to allow, the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Loan Parties except and where such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

               (o) Financial Covenants.

                    (i) Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Parent and its Consolidated Subsidiaries at the end of each Fiscal Quarter to be less than the amount set forth below opposite each such Fiscal Quarter:


             Fiscal Quarter                    Tangible Net Worth
             --------------                    ------------------
          First Quarter 1999                      $51,500,000
          Second Quarter 1999                     $53,000,000
          Third Quarter 1999                      $54,500,000
          Fourth Quarter 1999                     $57,000,000
          First Quarter 2000                      $57,500,000
          Second Quarter 2000                     $58,500,000
          Third Quarter 2000                      $60,000,000
          Fourth Quarter 2000                     $61,000,000
            and thereafter

                    (ii) Leverage Ratio. Permit the ratio of Consolidated Funded Debt to Consolidated EBITDA of the Parent and its Consolidated Domestic Subsidiaries as of the end of each period of four Fiscal Quarters ending at the end of each Fiscal Quarter set forth below to be greater than the ratio set forth below opposite each such Fiscal Quarter:


               Fiscal Quarter                      Leverage Ratio
               --------------                      --------------
          Fourth Quarter 1999                        .80 to 1
          First Quarter 2000                         1.0 to 1
          Third Quarter 1999                         1.0 to 1
          Fourth Quarter 1999                       1.25 to 1
            and thereafter

                    (iii) Fixed Charge Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Parent and its Consolidated Domestic Subsidiaries to Consolidated Fixed Charges of the Parent and its Consolidated Domestic Subsidiaries (A) for the first Fiscal Quarter of the 1999 Fiscal Year of the Parent to be less than .50 to 1, (B) for the first and second Fiscal Quarters of 1999 Fiscal Year of the Parent (on a cumulative basis) to be less than .60 to 1, (C) for the first, second and third Fiscal Quarters of the 1999 Fiscal Year of the Parent (on a cumulative basis) to be less than .60 to 1, and (D) for each Fiscal Quarter commencing with the fourth Fiscal Quarter of the 1999 Fiscal Year of the Parent, for each period of four consecutive Fiscal Quarters ending at the end of each Fiscal Quarter set forth below to be less than the ratio set forth below opposite each such Fiscal Quarter:


               Fiscal Quarter                      Leverage Ratio
               --------------                      --------------
          Fourth Quarter 1999                        .80 to 1
          First Quarter 2000                         1.0 to 1
          Third Quarter 1999                         1.0 to 1
          Fourth Quarter 1999                       1.25 to 1
           and thereafter

               (p) Fiscal Periods. Change the Fiscal Months, Fiscal Years and Fiscal Quarters, except as otherwise agreed to in writing by the Agent.

               (q) Year 2000 Compatibility. Each of the Borrowers and the Guarantors shall take all action necessary to assure that the Borrowers' and the Guarantors' computer-based systems are to operate and effectively process data including datafields requiring references to dates on and after January 1, 2000. At the request of the Agent, the Borrowers and the Guarantors shall provide to the Agent written assurances and other evidence acceptable to the Agent and the Lenders of the Borrowers' and the Guarantors' compliance with this Section 7.02(q).

               (r) Availability. Permit Availability (assuming for purposes of this paragraph (r) that clause (i) in the definition of the term Availability is less than clause (ii) therein) to be less than $10 million on the last day of each of the first eleven Fiscal Months in the 1999 Fiscal Year of the Parent.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

          SECTION 8.01. Collection of Accounts Receivable; Management of Collateral. (a) On or prior to the Effective Date, the Borrowers shall assist the Agent, on behalf of the Lenders, in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Agent and identified on Schedule 8.01 hereto (collectively, the "Lockboxes") with the financial institutions set forth in Schedule 8.01 or such other financial institutions selected by the Borrowers and acceptable to the Agent in its sole discretion (each being referred to as a "Lockbox Bank"), and (ii) establishing, and during the term of this Agreement, maintaining an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Agent with each Lockbox Bank. HIS shall irrevocably instruct its Account Debtors, with respect to Accounts Receivable of HIS, to remit all payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payments to be made directly to the Collection Accounts and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank. Until the Agent has advised HIS to the contrary after the occurrence and during the continuance of an Event of Default, HIS may and will enforce, collect and receive all amounts owing on the Accounts Receivable of HIS for the Agent's benefit and on the Agent's behalf, but at HIS's expense; such privilege shall terminate, at the election of the Agent, upon the occurrence and during the continuance of any Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by HIS from any Account Debtor, as proceeds from Accounts Receivable of HIS, or as proceeds of any other Collateral, shall be held by HIS in trust for the Agent and upon receipt be deposited by HIS in original form and no later than the next Business Day after receipt thereof into a Collection Account. HIS shall not commingle such collections with HIS's own funds or with the proceeds of any assets not included in the Collateral. The Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such collections, except wire transfers or other transfers of good funds. All funds received in the Collection Account shall be credited to the Loan Account for application at the end of each Business Day to reduce the then principal balance of the Loans, conditional upon final payment to the Agent. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

               (b) After the occurrence and during the continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Lenders' security interest


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



to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Parent shall not and shall not permit its Subsidiaries to, without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in absence of a continuing Event of Default, as permitted by Section 7.02(k) hereof.

               (c) (i) HIS hereby appoints the Agent or its designee on behalf of the Agent as HIS's attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse HIS's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign HIS's name on any invoice or bill of lading relating to any of the Accounts Receivable of HIS, drafts against Account Debtors with respect to Accounts Receivable of HIS, assignments and verifications of Accounts Receivable of HIS and notices to Account Debtors with respect to Accounts Receivables of HIS, to send verification of Accounts Receivable of HIS, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to HIS to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated. HIS hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting liability hereunder.

                    (ii) The Agent, without notice to or consent of the Borrowers or Guarantors upon the occurrence and during the continuance of an Event of Default (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts Receivable, and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrowers or any Guarantors any and all checks, drafts, and other instruments for the payment of money relating to the Accounts Receivable. The Borrowers and Guarantors hereby waive notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting liability hereunder.



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               (d) Nothing herein contained shall be construed to constitute the
Agent as agent of HIS for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agent constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, by anything herein or in any assignment or otherwise, does not assume any of HIS's obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by HIS of any of the terms and conditions thereof.

               (e) If any of the Accounts Receivable includes a charge for any tax payable to any Governmental Authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the relevant Borrower's account and to charge such Borrower therefor. Each Borrower shall notify the Lender if any Accounts Receivable owing to such Borrower include any taxes due to any such authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Accounts Receivable and shall not be liable for any taxes that may be due from such Borrower by reason of the sale and delivery creating such Accounts Receivable.

          SECTION 8.02. Accounts Receivable Documentation. Each Borrower will at such intervals as the Agent may reasonably require, execute and deliver confirmatory written collateral assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, each Borrower shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03 below. The items to be provided under this Section 8.02 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. Any Borrower's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien in the Collateral. Each Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with a copy of such re-billing, identifying the same as such. If any Borrower becomes aware of anything materially detrimental to any of the Borrowers' customers' credit, such Borrower will promptly advise the Agent thereof.



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          SECTION 8.03. Status of Accounts Receivable and Other Collateral. With
respect to Collateral of the Borrowers and the Guarantors at the time the Collateral becomes subject to the Agent's security interests, each Borrower covenants, represents and warrants: (a) such Borrower or Guarantor shall be the sole owner of the Collateral owned by it, free and clear of all Liens except the Lien in favor of the Agent for the benefit of the Lenders or except as otherwise permitted hereunder, and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to absolute sale and delivery upon the specified terms of goods sold by such Borrower or Guarantor or work, labor and/or services theretofore rendered by such Borrower or Guarantor; (c) no Account Receivable is subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Borrower's or Guarantor business, and, to the best knowledge of the Borrowers, each of such Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Accounts Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms;
(e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Borrower at or before the time such Accounts Receivable is created; (f) all documents and agreements relating to Accounts Receivable shall be true and correct and in all respects what they purport to be; (g) all signatures and endorsements that appear on all documents and agreements relating to Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract;
(h) the Borrowers and the Guarantors shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (i) such Borrower or Guarantor will immediately notify the Agent if any of its accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) such Borrower or Guarantor will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters adversely affecting in any material respect the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, as such term is defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional Collateral;
(l) such Borrower or Guarantor shall not redate any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of their business and in the industry; (m) such Borrower or Guarantor shall conduct a physical count of its Inventory at such intervals as the Agent may reasonably request and the Borrowers and the Guarantors shall promptly supply the Agent with a copy of each such count accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or


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



market value) of such Inventory; and (n) such Borrower or Guarantor is not and shall not be entitled to pledge the Agent's or the Lenders' credit on any purchases for or any purpose whatsoever.

          SECTION 8.04. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's interests. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent, by reason of the employment of the custodian, shall be charged to the Loan Account.

                                   ARTICLE IX

                                    THE AGENT

          SECTION 9.01. Authorization and Action. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as the Agent, as set forth in this Agreement (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and, subject to Section 2.05 of this Agreement and the other provisions of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 12.03 of this Agreement, to take such action as the Agent deem appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations), together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

          SECTION 9.02. Borrower's Default. In the event that (i) a Borrower fails to pay when due the principal of or interest on any Note or any fee payable hereunder, or (ii) the


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



Agent receive written notice of the occurrence of an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions and except as otherwise expressly provided in this Agreement, the Agent may take such action or refrain from taking such action hereunder or under the other Loan Documents with respect to an Event of Default or Default, as it shall deem advisable in the best interest of the Lenders.

          SECTION 9.03. Agent's Reliance, Etc. The Agent or any of its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.08 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Lenders' Lien thereon, or the Borrowing Base or any certificate prepared by a Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral; and (vii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.04. CIT. With respect to the Loans made by it and the Notes issued to it, CIT and each of its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "any Lenders" shall, unless otherwise expressly indicated, include CIT in its individual capacity. CIT and each of its respective Affiliates may accept deposits from, lend money to, act as trustee or paying agent under indentures of, and generally engage in any kind of business with, any Borrower or any Guarantor, any of their Affiliates, or any Person who may do business with or own securities of any Borrower or Guarantor, or any of their Affiliates, all as if CIT was not the Agent and without any duty to account therefor to any Lenders.

          SECTION 9.05. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          SECTION 9.06. Indemnification. Each Lender agrees to indemnify and hold harmless the Agent (to the extent not reimbursed by any Borrower or any Guarantor), ratably according to the Pro Rata Shares of each Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees, disbursements and other charges) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed in full for such expenses by the Borrowers. The obligations of each Lender under this
Section 9.06 shall survive the termination of this Agreement and the other Loan Documents and the payment of all other obligations of the Agent and the Lenders under this Agreement and the other Loan Documents.

          SECTION 9.07. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lenders and the Parent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, reasonably acceptable to the Parent, with such rights and obligations hereunder as those previously held by the retiring Agent, provided, the successor Agent may be appointed by the Required Lenders without any consultation with or consent of the Parent or any other Loan Party if an Event of Default or Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, been accepted by the Parent, and have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on


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



behalf of the Lenders, appoint a successor Agent, which shall be a Lender or a commercial bank or other financial institution organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as an Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

          SECTION 9.08. Collateral Matters.

               (a) The Agent may from time to time, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by any Borrower, any Guarantor or other Person of the Loans and other Obligations or to pay any other amount chargeable to such Borrower or Guarantor pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.05. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Without limitation to its obligations pursuant to Section 9.06, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

               (b) The Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by any Borrower or any Guarantor or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 9.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender other than for acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

               (c) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if a Loan Party certifies to the Agent that the sale or disposition is made in compliance with Section 7.02(d)(ii) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (except as otherwise provided in Section 12.03 of this Agreement) if approved, authorized or ratified in writing by the Required Lenders. Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Required Lenders, upon request by the Agent at any time, the Lenders shall confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08(c).

                                    ARTICLE X

                                EVENTS OF DEFAULT

          SECTION 10.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

               (a) Any Loan Party shall fail to pay (i) any principal of or interest on any Loan or any Agent Advance when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any fee or other amount (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) when due and, in the case of this clause
(ii), such failure shall remain unremedied for 3 Business Days;

               (b) Any representation or warranty made by any Loan Party or any officer of such Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

               (c) Any Loan Party shall fail to perform or observe any covenant contained in (i) paragraphs (b), (c) (d), (f), (j) (last sentence), (l), (m), or
(n) of Section 7.01, Section 7.02 or Article VIII of this Agreement, (ii) paragraphs (b), (d), (e), (f) (i), (g), (h) or (j) of Section 5 of the Security Agreements, or (iii) Section 4(a) or paragraphs (e), (f), (g) or (h) of Section 6 of the Pledge Agreements;

               (d) Any Loan Party shall default in the performance or observance of (i) the covenants contained in Section 7.01(a) of this Agreement (other than subparagraphs (v), (ix) and (xi) thereof) and such default shall continue unremedied for a period of 10 days, (ii) the covenants contained in subparagraphs (v), (ix) and (xi) of Section 7.01(a) of this Agreement and such default shall continue unremedied for a period of 3 days, or (iii) any other covenant contained in Section 7.01 of this Agreement (to the extent not otherwise provided for in paragraphs (a), (b) or (c) of this Section 10.01) and such default shall continue unremedied for a period of 20 days;

               (e) Any Loan Party shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $250,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

               (f) Any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

               (g) Any proceeding shall be instituted against any Loan Party seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (h) Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or any Governmental Authority or other regulatory body having jurisdiction over such Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that such Loan Party has any liability or obligation purported to be created under any Loan Document;

               (i) Any Security Agreement, Pledge Agreement, any mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby;

               (j) One or more judgments or orders (other than a judgment or award described in subsections (f) or (g) of this Section 10.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $500,000 in the aggregate for the Loan Parties shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (k) Any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Loan Party's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000;

               (l) Any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount), provided that this paragraph
(l) shall not apply to any Reportable Event if such Reportable Event does not result in an obligation (by contract or otherwise) to make contributions to any Employee Plan in any plan year in excess of the minimum funding obligations set forth in Section 412 of the Code by an amount in excess of $1,000,000;

               (m) A Change of Control shall have occurred;

then, and in any such event, the Agent may and, upon the direction of the Required Lenders, shall by notice to the Parent, (i) declare the Total Commitment to be reduced to zero, whereupon the Total Commitment shall forthwith be reduced to zero, (ii) declare all Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of any Event of Default described in subsections (f) or (g) of this Section 10.01, the Loans all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Loan Party, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents.

                                   ARTICLE XI

                                    GUARANTY

          SECTION 11.01. Guaranty. The Guarantors hereby (i) irrevocably, absolutely and unconditionally jointly and severally guarantee the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Borrower whether or not any claim for post-filing interest is allowed in such proceeding), fees, expenses, indemnifications or otherwise, and
(B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of any Borrower to the Agent, the Lenders or CIT under the Loan Documents and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Lenders or CIT in enforcing its rights under this Article XI.

          SECTION 11.02. Obligations Unconditional.

                    (i) The Guarantors hereby jointly and severally guarantee that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Guarantors agree that their guarantees constitute guarantees of payment when due and not of collection, and waive any right to require that any resort be had by the Agent or the Lenders to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lenders in favor of any Borrower or for any other reason. The liability of the Guarantors hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document; (iii) any exchange or release of, or non-perfection of any Lien on, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any other Guarantor in respect of the Obligations of the Borrowers in respect hereof.

                    (ii) These Guarantees (i) are continuing guarantees and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Borrower pursuant hereto shall have been satisfied in full after the Total Commitment shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any Borrower or any Guarantor or otherwise, all as though such payment had not been made, and (iii) shall be binding upon each Guarantor, its successors and assigns.

          SECTION 11.03. Waivers. The Guarantors hereby waive, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by the Agent, the Lenders or any Borrower or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantors hereunder, the omission of or delay in which, but for the provisions of this Section 11.03, might constitute grounds for relieving the Guarantors of their obligations hereunder,
(v) any requirement that the Agent or the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral, and (vi) any other defenses available to any of the Guarantors. All such waivers by any of the Guarantors shall be effective only to the extent permitted by applicable law.

          SECTION 11.04. Subrogation. Each of the Guarantors hereby irrevocably agrees that it will not exercise any rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against any Borrower or any other Guarantor on account of any payments made under this Agreement, including, without limitation, all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to any Guarantor on account of such rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent or the Lenders, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to the Agent to be applied in whole or in part by the Agent against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

          SECTION 11.05. No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

          SECTION 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent or the Lenders.

                                   ARTICLE XII

                                  MISCELLANEOUS

          SECTION 12.01. Termination. (a) Except as otherwise permitted herein, the Borrowers may terminate the Total Commitment and this Agreement only by giving the Agent not less than sixty (60) days prior written notice of termination. Notwithstanding the foregoing, the Agent may terminate the Total Commitment and this Agreement immediately by notice to the Parent upon the occurrence and during the continuance of an Event of Default, provided, however, that if the Event of Default is an event listed in Sections 10.01(f) or (g) of this Agreement, the Agent may regard the Total Commitment and the Agreement as terminated and notice to that effect is not required. The Total Commitment and this Agreement, unless terminated as herein provided on a Termination Anniversary Date, shall automatically continue to the next Termination Anniversary Date. All Obligations shall become due and payable as of the date of any termination under this Section 12.01 and, pending a final accounting, the Agent may withhold any balances in the Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights and Liens and security interests shall continue after any termination until all Obligations for the payment of money have been paid in cash and satisfied in full. After such payment and satisfaction, the Agent and the Lenders will, upon the reasonable request of the Borrowers, execute all documents necessary to release, without recourse, representation and warranty and at the expense of the Borrowers, its Liens granted pursuant to the terms of this Agreement and the other Loan Documents.

               (b) Any Lender may elect not to renew its Commitment by giving the Agent and the Borrowers written notice of its intention to not renew its Commitment not less than 60 days prior to a Termination Anniversary Date. If such Lender does not assign its rights, interests and obligations under this Agreement pursuant to Section 12.08 hereof, then the Commitment of such Lender shall be terminated as of such Termination Anniversary Date. The Borrowers hereby, jointly and severally, agree to pay to the Agent on such Termination Anniversary Date, for the account of such non-renewing Lender, the principal amount of, and all accrued interest on, such Lender's Pro Rata Share of all funded Loans, together with any amounts payable to such Lender pursuant to
Section 12.16 and any fees or other amounts owing to such Lender under this Agreement and such Lender's Note. If the Agent makes any Loan or Agent Advance during the period between giving notice of its intention to not renew its Commitment and such Termination Anniversary Date, the obligations of such non-renewing Lender pursuant to Sections 2.05, 4.02 and 9.08 of this Agreement shall be irrevocable, absolute and unconditional with respect to such Loan or Agent Advance.

          SECTION 12.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied, or delivered, if to any Lender, at its address specified under its signature on the signature pages hereof; if to the Parent or its subsidiary, at the following address:

                         Chic By H.I.S., Inc.
                         1372 Broadway
                         12th Floor
                         New York, New York  10018
                         Attention:  Christine A. Hadjigeorge
                                     Chief Financial Officer

                         Telephone:  (212) 302-6400
                         Telecopier: (212) 819-9172

               with a copy to:

                         Proskauer Rose LLP
                         1585 Broadway
                         New York, New York  10036
                         Attention:  Lawrence H. Budish, Esq.

                         Telephone:  (212) 969-3000
                         Telecopier: (212) 969-2900

               if to the Agent, to it at the following address:

                         The CIT Group/Commercial Services, Inc.
                         1211 Avenue of the Americas
                         New York, New York  10036
                         Attention:  Deborah Rogut

                         Telephone:   (212) 382-9002
                         Telecopier:   (212) 382-6814
               with a copy to:

                         Schulte Roth & Zabel LLP
                         900 Third Avenue
                         New York, New York  10022
                         Attention:  Frederic L. Ragucci, Esq.

                         Telephone:  (212) 756-2000
                         Telecopier: (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.02. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), upon receipt or three Business Days after mailing, whichever occurs first, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day,
(iii) if sent by overnight courier, upon receipt or two Business Days after delivered to such overnight courier, whichever occurs first or (iv) if delivered, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day, except that notices to the Agent pursuant to Article II hereof shall not be effective until received by the Agent, as the case may be.

          SECTION 12.03. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by such Loan Party and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or amend the definition of "Required Lenders", release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents) or the Guarantors (other than inactive Guarantors), amend, modify or waive Section
12.01 or this Section 12.03 of this Agreement, or amend the definition of "Eligible Inventory", "Eligible Accounts Receivable", "Net Amount of Eligible Accounts Receivable" or "Borrowing Base" if the effect of such amendment is to increase the Availability, in each case without the written consent of each Lender.

          SECTION 12.04. No Waiver; Remedies, Etc. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders and the Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders and the Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lenders and the Agent to exercise any of their rights under any other Loan Document against such party or against any other Person.

          SECTION 12.05. Expenses; Taxes; Attorneys' Fees. The Borrowers agree to jointly and severally pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (a) and (c) through (m) below, the Lenders) harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, filing fees, periodic field audits, investigation, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (a) and (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents
(b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against the Borrowers or the other Loan Parties, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien on any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrowers or any other Loan Party amounts owed hereunder or under any other Loan Document, (j) the receipt of any advice with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Loan Parties involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Loan Parties, or (m) any liabilities or costs incurred in connection with any Lien arising under any Environmental Law. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers jointly and severally agree to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Loan Document, and the Borrowers jointly and severally agree to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrowers or any Loan Party fail to perform any covenant or agreement contained herein or in any other Loan Document, Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

          SECTION 12.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Borrower or Guarantor (any such notice being expressly waived by the Borrowers and Guarantors) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or Guarantor against any and all joint and several obligations of the Borrowers now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Such set-off shall be subject to the provisions of Section 4.03. Such Lender agrees to notify the Borrowers promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section 12.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 12.07. Severability. Any provision of this Agreement, or of any other Loan Document to which any Borrower or any Guarantor is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 12.08. Assignments and Participations.

               (a) Each Lender may, with the written consent of the Agent and, unless an Event of Default or Default has occurred and is continuing, the written consent of the Parent (which consent will not be unreasonably withheld or delayed), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans made by it and the Notes held by it; provided, however, that (1) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment), (2) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, and
(3) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any Note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any such assignment shall not adversely affect the Borrowers' rights under this Agreement except that the assigning Lender shall not be responsible for the obligations assigned.

               (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto that: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement of any other instrument or document furnished pursuant hereto, and (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the value, perfection or priority of the Collateral or the financial condition of any Borrower or any Guarantor or any of their Subsidiaries or the performance or observance by such Borrower or such Guarantor or any of their Subsidiaries of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto.

               (c) The Agent shall maintain at its address referred to in
Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by any Borrower or any Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee Lender, together with the Notes subject to such assignment and the processing and recordation fee, if the Agent consents, which consent will not be unreasonably withheld, to the proposed Assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within three Business Days after its receipt of such notice, any Borrower or any Guarantor, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Loans and Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and if the assigning Lender has retained any Loans and Revolving Credit Commitment hereunder, a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Loans and Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the Agent's acceptance of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A and/or Exhibit B hereto. Promptly after each such Assignment and Acceptance becomes effective, the Agent shall prepare and distribute to each Lender and the Borrowers a revised Schedule 1.01A hereto which shall replace the prior Schedule 1.01A and become part of this Agreement.

               (e) Each Lender shall not sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans made by it and the Notes held by it).

               (f) Nothing contained in this Section 12.08 shall prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          SECTION 12.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 12.10 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 12.11. Governing Law. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower and each Guarantor hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower and each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Borrower and each Guarantor at its address for notices contained in Section 12.02, such service to become effective ten (10) days after such mailing. Each Borrower and each Guarantor hereby irrevocably appoints the Secretary of State of the State of New York as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers or the Guarantor in any other jurisdiction. Each Borrower and each Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Borrower or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

          SECTION 12.12. WAIVER OF JURY TRIAL, ETC. EACH BORROWER, EACH GUARANTOR, THE LENDERS AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          SECTION 12.13. Consent by the Agent, Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or the Lenders shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Borrower is a party and to which the Agent or the Lenders has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or any Lender, as the case may be, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          SECTION 12.14. No Party Deemed Drafter. Each of the Borrowers, the Guarantors, the Lenders and the Agent agree that no party hereto shall be deemed to be the drafter of this Agreement, and each of the Borrowers, the Guarantors, the Lenders and the Agent further agree that, in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision of this Agreement against any party hereto as the drafter of this Agreement.

          SECTION 12.15. Reinstatement; Certain Payments. If claim is ever made upon the Agent or the Lenders for repayment or recovery of any amount or amounts received by the Agent or the Lenders in payment or on account of any of the Obligations under this Agreement, the Agent or the Lenders shall give prompt notice of such claim to each other Lender and the Borrowers, and if the Agent or the Lenders repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or the Lenders or any of their property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent with any such claimant, then and in such event each Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon the Borrowers notwithstanding the cancellation of any Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent or the Lenders hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or the Lenders.

          SECTION 12.16. Indemnification. In addition to all of the Borrowers' other Obligations under this Agreement, each of the Borrowers agree to, jointly and severally, defend, protect, indemnify and hold harmless the Agent or each Lender, and all of the respective officers, directors, employees, attorneys, consultants and agents of the Agent and each Lender (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrowers, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement, or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.16 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

          SECTION 12.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Agent and the Lenders and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived by the Agent, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender, and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of all of the Lenders, and the assignment by any Lender shall be governed by Section 12.08 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CHIC BY H.I.S., INC.

                         By:
                              ----------------------
                         Title:
                                --------------------


                         HENRY I. SIEGEL COMPANY, INC.

                         By:
                              ----------------------
                         Title:
                                --------------------


                         GUARANTORS
                         ----------

                         CHIC HOLDINGS CORP.

                         By:
                              ----------------------
                         Title:
                                --------------------


                         CHIC BY H.I.S. LICENSING CORPORATION

                         By:
                              ----------------------
                         Title:
                                --------------------


                         H.I.S. LIMITED

                         By:
                              ----------------------
                         Title:
                                --------------------


                         H.I.S. KENTUCKY, INC.

                         By:
                              ----------------------
                         Title:
                                --------------------

                         AGENT AND LENDER

                         THE CIT GROUP/COMMERCIAL SERVICES,
                            INC.

                         By:
                              ----------------------
                         Title:
                                --------------------

                                 Schedule 1.01A


                        Lenders and Lenders' Commitments



                                  Revolving        Term Loan
          Lender              Credit Commitment    Commitment    Percentage


  The CIT Group/Commercial       $40,000,000      $20,000,000       100%
  Services, Inc.










                                      (i)